UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AEROGROW INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

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AEROGROW INTERNATIONAL, INC.
6075 Longbow Drive
Boulder, Colorado  80301
(303)  444-7755

To the Stockholders of AeroGrow International, Inc.:

This Information Statement is being furnished to all holders of record of shares of our common stock and Series A Preferred Stock as of the close of business on July 26, 2010. The purpose of this Information Statement is to inform our stockholders that by written consent, dated July 27, 2010, the holders of 54.60% of our outstanding voting stock authorized or approved the following actions:

1.	To elect five directors to hold office until the 2011 Annual Meeting or until their successors are elected and qualified;

2.	To approve an amendment to our 2005 Equity Compensation Plan to authorize the issuance of an additional 10,000,000 shares under the Plan; and

3.	Ratify the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

The actions taken by the majority stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement to the other stockholders, or August 25, 2010.  This Information Statement is first being mailed to stockholders on or about August 5, 2010.  A copy of our Annual Report on Form 10-K for the year ended March 31, 2010 is also enclosed.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THESE MATTERS.

The Board of Directors decided to utilize the written consent provision in our Bylaws in order to eliminate the costs of soliciting stockholder approval and holding an annual meeting.  However, AeroGrow and the Board welcome and encourage communications from stockholders, as described in greater detail in this Information Statement.

 By Order of the Board of Directors,

/s/ Jack J. Walker
Jack J. Walker
Chairman, President and Chief Executive Officer

Boulder, Colorado
July 28, 2010

AEROGROW INTERNATIONAL, INC.
6075 Longbow Drive, Suite 200
Boulder, Colorado  80301
(303)  444-7755

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE NECESSARY AUTHORIZATIONS AND APPROVALS HAVE ALREADY BEEN OBTAINED BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS. A VOTE OR WRITTEN CONSENT OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

GENERAL INFORMATION

This Information Statement provides information about us and actions proposed by, and taken by written consent of, our majority stockholders.  A copy of our Annual Report on Form 10-K for the year ended March 31, 2010 is also being sent with this Information Statement.  The following questions and answers provide information about this Information Statement

Why am I receiving these materials?

We are required to deliver this Information Statement to all holders of our voting stock on the record date, July 26, 2010, to inform them that on July 27, 2010, the “Majority Stockholders” (as defined below) took certain actions by written consent, as permitted under our Bylaws and Nevada law, that would otherwise require a meeting of stockholders.

This Information Statement is being sent to you because you are a holder of our common stock or Series A Preferred Stock as of the record date.  As of the record date, 12,650,605 shares of our common stock and 7,586 shares of our Series A Preferred Stock were outstanding.

We will begin mailing this Information Statement, along with our Annual Report on Form 10-K for the year ended March 31, 2010, on or about August 5, 2010.

We have requested that banks, brokerage firms and other nominees who hold common stock on behalf of the owners of the common stock (such stock is often referred to as being held in “street name”) as of the close the record date forward these materials to those beneficial owners.  We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

What actions did the Majority Stockholders of the voting stock approve or authorize?

The majority holders of our voting stock approved the following actions:

1.	Election of five directors to hold office until the 2011 Annual Meeting or until their successors are elected and qualified;

2.	Approval of an amendment to our 2005 Equity Compensation Plan to authorize the issuance of an additional 10,000,000 shares under the Plan; and

3.	Ratification of the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

How many votes were required for the approval of these actions?

Directors are elected by a plurality of the votes cast. Therefore, the five director candidates that received the most “FOR” votes are elected to the five seats on the board of directors that are being filled.

The other proposals, approval of an amendment to our 2005 Equity Compensation Plan to authorize the issuance of an additional 10,000,000 shares and ratification of the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm, require the affirmative vote or written consent of a majority of the shares present in person or by proxy, or, if by a written consent, a majority of those shares entitled to vote at a meeting of stockholders.

How many shares of voting stock were outstanding on the record date?

On the record date, our outstanding capital stock consisted of 12,650,605 shares of common stock and 7,586 shares of Series A Preferred Stock, representing a total of 12,650,605 votes and 37,930,000 votes, respectively.   Under our Articles of Incorporation, as amended, and the Certificate of Designations for our Series A Preferred Stock, each share of common stock is entitled to one vote per share and each share of Series A Preferred Stock is entitled to 5,000 votes per share.  Holders of our Series A Preferred Stock are entitled to vote along with holders of our common stock on each matter submitted for stockholder approval.

Who are the Majority Stockholders that authorized and approved these actions and what percent of the voting stock do they hold?

On July 27, 2010, a group of stockholders (the “Majority Stockholders”) that control an aggregate of 770,878 shares of our common stock and 5,369 shares of our Series A Preferred Stock (representing 54.60% of the total voting rights) executed a written consent in lieu of a meeting of stockholders.  The written consent indicated that the Majority Stockholders have voted in favor of each of the three proposals enumerated above.

The Majority Stockholders consist of the following:

	Number of Shares		Number of Votes
Stockholder	Common	Preferred	Common	Preferred	Total	Percentage Voting Power

Jack J. Walker	148,286	3,650	148,286	18,250,000	18,398,286	36.37%
Lazarus Investment Partners LLLP	502,856	860	502,856	4,300,000	4,802,856	9.50%
Michael S. Barish	109,236	402	109,236	2,010,000	2,119,236	4.19%
Jervis B. Perkins	5,500	202	5,500	1,010,000	1,015,500	2.01%
J. Michael Wolfe	-	180	-	900,000	900,000	1.78%
H. MacGregor Clarke	5,000	75	5,000	375,000	380,000	0.75%

Total	770,878	5,369	770,878	26,845,000	27,615,878	54.60%

Why is it that the Majority Stockholders can do this without having to hold a meeting and having to send out proxies to all stockholders?

Section 3.7 of our Bylaws and Section 78.320 of the Nevada Revised Statutes permit any corporate action, upon which a vote of stockholders is required or permitted, to be taken without a meeting, provided that written consents are received from stockholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted.

Is it necessary for me to do anything?

No. No other votes or written consents are necessary or required. These actions will be effective on or about August 25, 2010, which is at least 20 days after the initial mailing of this Information Statement.

Who is paying for this Information Statement?

We are paying for the costs of preparing and mailing this Information Statement. We will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward this Information Statement and its associated materials to the beneficial owners of our common stock and our Series A Preferred Stock.

How can stockholders communicate with the Board of Directors?

Stockholders may communicate with the Board by writing to the Board of Directors, c/o Corporate Secretary, AeroGrow International, Inc., 6075 Longbow Drive, Suite 200, Boulder, Colorado, 80301.

The Corporate Secretary will forward any such correspondence to the entire Board of Directors. Please see the additional information in the section captioned “Corporate Governance — Communications with the Board of Directors.”

I share an address with another stockholder, and we received only one paper copy of the Information Statement and Annual Report.  How can I obtain an additional copy?

The SEC allows us to deliver a single information statement and annual report to an address shared by two or more stockholders unless we have received instructions to the contrary.  This delivery method, referred to as “householding,” can result in significant cost savings for us.  We will promptly provide you another copy of these materials, without charge, if you leave a message for us at (303) 444-7755 or write to us at AeroGrow International, Inc., c/o Corporate Secretary, 6075 Longbow Drive, Suite 200, Boulder, Colorado, 80301.

In addition, the Information Statement and Annual Report to Stockholders on Form 10-K, as well as the documents we file with the SEC, are posted on our website at www.aerogrow.com, and may be found by clicking on “Investors” and then “SEC Filings.”  We have enclosed a copy of our Annual Report to Stockholders with this Information Statement (but the Annual Report to Stockholders is not incorporated by reference into our Information Statement).

Stockholders of record sharing an address who receive multiple copies of the Information Statement and Annual Report and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the information statement and annual report in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 6075 Longbow Drive, Suite 200, Boulder, Colorado, 80301. The Company’s main telephone number is (303) 444-7575.

Are this Information Statement, the Annual Report on Form 10-K, and our other SEC filings available online?

Yes.  This Information Statement, our Annual Report to Stockholders on Form 10-K, and other SEC filings are available on our website at www.aerogrow.com, and may be found by clicking on “Investors” and then “SEC Filings.”

ACTION 1
ELECTION OF DIRECTORS

Our Amended and Restated Bylaws allow our Board to fix the size of our Board at no less than one nor more than fifteen directors.  Our Board of Directors has currently fixed the size of the Board at five directors.  The five nominees named below were proposed by the Governance, Compensation, and Nominating Committee, nominated by the full Board and, on July 27, 2010, elected by the Majority Stockholders.  Our directors serve for a term expiring at the next annual stockholders meeting, or until their successors have been duly elected and qualified or until their earlier resignation, removal or death.

Set forth below is certain biographical information concerning each director, including principal occupation and age as of July 26, 2010.  The Majority Stockholders elected the five director candidates named below.

Directors Nominated and Elected

        Jack J. Walker, age 75, has been a director since February 2006, and became Chairman as of July 2008 and President and Chief Executive Officer as of January 15, 2010.  Mr. Walker has been the Managing Member of Walker Enterprises LLLP, and its predecessors, a real estate investment and development company, since 1980. During that time he has developed in excess of $500 million of commercial real estate in California, Colorado, Arizona and Texas.  He serves on the Board of Pathogen Systems, Inc. and is an advisor to several start-up companies.  Mr. Walker is an English Solicitor and began his career in 1956 in London, England.  In 1968, Mr. Walker founded English & Continental Property Company, and served as Joint Managing Director of this commercial property development company, which operated in Europe with over 200 staff, until its sale to the Post Office Pension Fund in 1973.  From 1973, Mr. Walker controlled several English listed companies, including Charles Spreckly Industries, Town & Commercial Properties and Associated Development Holdings, with worldwide interests and over 3,500 employees.  Mr. Walker served as a director of supermarket group Megafoods Stores, Inc. from 1987 to 1993, and was Chief Financial Officer for part of that time.  Mr. Walker serves as a director of and advisor to various civic and charitable organizations.  Mr. Walker's extensive executive leadership experience, combined with his international and entrepreneurial business background and broad range of knowledge of AeroGrow's history and business, among other factors, led the Board to conclude that he should serve as a Director and Chief Executive Officer.

Michael S. Barish, age 70, has been a director since July 2009.  Mr. Barish co-founded Lazarus Investment Partners LLLP, a private investment partnership focused on microcap stocks, in 2003, and served as the fund’s Chief Investment Officer until his retirement on June 30, 2009.  In 1973, Mr. Barish founded Cambiar Investors and grew the firm’s assets from less than $1 million in 1973 to over $2.3 billion upon his retirement in 2001.  Mr. Barish’s experience as a chief investment officer, particularly his specialized focus on microcap stocks, led the Board to conclude that he should serve as a director.

H. MacGregor Clarke, age 49, has been a director since July 2009.  Mr. Clarke became our Chief Financial Officer in May 2008.  From 2007 to 2008, Mr. Clarke was President and Chief Executive Officer, and from 2006 to 2007, Chief Financial Officer, of Ankmar, LLC, a garage door manufacturer, distributor and installer.  From 2003 to 2006, Mr. Clarke was a senior investment banker with FMI Corporation, a management consulting and investment banking firm serving the building and construction industry.  At FMI Corporation, Mr. Clarke was responsible for delivering consulting and investment banking services to clients, and for marketing to prospective clients in the financial services industry.  From 1997 to 2002, Mr. Clarke served as an operating group Chief Financial Officer, then Vice President and General Manager for Johns Manville Corporation, a subsidiary of Berkshire Hathaway Inc.  Mr. Clarke also served as Vice President, Corporate Treasurer, and international division Chief Financial Officer for The Coleman Company, Inc.  Prior to Coleman, Mr. Clarke was with PepsiCo, Inc. for over nine years and served in a range of financial roles, including Director of Corporate Strategic Planning, where he led strategy and planning related to the worldwide beverage sector.  Mr. Clarke’s extensive financial and executive experience, in particular his prior service as an executive officer of four companies, among other factors, led the Board to conclude that he should serve as a director.

Michael D.  Dingman, Jr., age 56, has been a director since July 2008.  Mr. Dingman served as Chief Investment Administration Officer for Spencer Trask & Co, a venture capital firm based in New York City, from April 2008 through March 2009, where he was responsible for restructurings, recapitalizations, and the development and implementation of strategies to enhance the value and liquidity of individual portfolio companies.  From June 2006 to July 2007, Mr. Dingman was Chief Financial Officer of Local Matters, Inc., a pre-IPO software and media services company supporting yellow pages and delivery assistance providers, where he was responsible for the financial and capital markets strategies, budgeting, and forecasting.  From September 2000 until April 2006, Mr. Dingman served as the Chief Financial Officer of Intrado Inc., a provider of 911 information services and systems to telecommunications companies, where he was responsible for budgeting, forecasting, investor relations, capital market and financial strategy development and all aspects of the accounting/financial reporting functions.  Prior to joining Intrado, from March 1999 to August 2000, Mr. Dingman was the Chief Financial Officer and Treasurer of Internet Commerce and Communication (formerly RMI NET, Inc.).  Mr. Dingman also served as a director of Wheeling-Pittsburgh Corporation from October 2003 to December 2006 and of Whereify Wireless, Inc. from March 2006 to August 2006.  Mr. Dingman’s prior work experience includes five years of banking in merger and acquisitions with Lazard Freres in New York during the late 1980s, three years as an independent consultant specializing in debt restructuring and workouts during the early 1990s, and five years as an investment advisor specializing in corporate retirement plans and high-net-worth accounts.  Mr. Dingman’s financial and managerial experience, in particular his prior service as chief financial officer of three companies, among other factors, led the Board to conclude that he should serve as a director.

Jervis B. Perkins, age 55, has been a director of AeroGrow since March 2008.  Mr. Perkins previously served as AeroGrow’s President and Chief Executive Officer from March 2008 through January 15, 2010.  He was Chief Operating Officer of AeroGrow from November 2007 through February 2008.   From January 2003 to May 2006, Mr. Perkins served as President and Chief Operating Officer of Johnson Outdoors, Inc., a publicly traded global manufacturer of outdoor recreation products with annual revenue of approximately $400 million.  At Johnson Outdoors, Mr. Perkins was directly responsible for all aspects of sales, marketing, product development, manufacturing, and distribution.  From 1995 to 2003, Mr. Perkins served as Executive Vice President and General Manager at Brunswick Corporation, a leading consumer brands company.  Prior to Brunswick, Mr. Perkins worked at Quaker Oats for 17 years, serving in a variety of general management and senior marketing roles.  Mr. Perkins’ leadership experience, combined with his extensive marketing background and knowledge of AeroGrow’s history and business, led the Board to conclude that he should serve as a director.

Effective Date

The above named persons will be elected to our Board of Directors effective 20 days following the initial mailing of this Information Statement, or August 25, 2010.

ACTION 2
 APPROVAL OF AN AMENDMENT TO THE 2005 EQUITY COMPENSATION PLAN TO AUTHORIZE AN ADDITIONAL 10,000,000 SHARES

Description of the Action

The amendment of our 2005 Equity Compensation Plan (“2005 Plan”) to increase the number of shares authorized for issuance under the 2005 Plan by 10,000,000 shares was recommended by the Governance, Compensation, and Nominating Committee, authorized by our Board of Directors, and, on July 27, 2010, approved by the Majority Stockholders.

Purpose of the 2005 Plan

The purpose of the 2005 Plan is to attract, motivate and retain highly qualified employees and members of our Board of Directors. We issue options to provide our employees and directors an opportunity to acquire or increase their ownership stake in us, creating a stronger incentive to expend maximum effort for our growth and success, to better align employees’ interests with those of our shareholders and to encourage our employees and directors to continue their service with us. Our Board of Directors believes that stock-based incentives will continue to play a vital role in our success. These 10,000,000 shares will be governed by the rules of the 2005 Plan and will be administered by our Governance, Compensation, and Nominating Committee.

As of July 26, 2010, there were outstanding equity awards representing 3,481,991 shares of common stock under the 2005 Plan, including 214,765 shares of common stock and stock options to purchase 3,267,226 shares of common stock.  The 10,000,000 share increase brings the total number of shares eligible for issuance under the 2005 Plan to 13,505,000 shares.   Shares subject to awards that expire without being exercised will continue to be available under the 2005 Plan.  As our business continues to develop, we will need the flexibility to provide grants to key employees to provide incentives for them to manage our operations and achieve growth targets.  The additional authorized shares will be utilized if, as, and when deemed appropriate by the Governance, Compensation, and Nominating Committee.

We believe that in a business that is as heavily human-capital intensive as ours, options and other types of stock awards are an important factor in hiring and retaining talented personnel. While we recognize the possible dilutive effect to our stockholders, we believe, on balance, the incentive that is provided by the opportunity to participate in our growth and earnings through the granting of awards to acquire our common stock is important to our success and, accordingly, will benefit us and our stockholders. As of July 26, 2010, there were 217,228,701 shares of common stock outstanding on a fully diluted basis (assuming the conversion of our convertible preferred stock and convertible notes, including accrued interest on the notes, and the exercise of all outstanding warrants and stock options).  We believe it is in the best interests of our stockholders to approve these amendments to, and the restatement of, the 2005 Plan.

Principal Provisions of the 2005 Plan

The following represents a summary of the principal provisions in the 2005 Plan.  However, this summary is not a complete description of all of the provisions of the 2005 Plan and is qualified in its entirety by reference to the full text of the amended Plan, which is attached hereto as Appendix A.

The 2005 Plan was initially adopted by our Board of Directors in August 2005 and formally approved by our stockholders in February 2006.  The purpose of the 2005 Plan was to promote our interests and the interests of our stockholders by attracting, retaining, and motivating our key officers, employees, directors, and consultants.   A total of 1,505,000 shares of our common stock were originally available for grant under the 2005 Plan in the form of stock options or awards of shares of restricted stock, including available equity awards remaining to be granted under a prior equity incentive plan (the AeroGrow International, Inc. 2003 Stock Option Plan).  In October 2008, our stockholders approved an amendment to the 2005 Plan to increase the number of shares authorized for issuance by 2,000,000 shares to 3,505,000.

Shares Available for Awards.  Shares subject to an award that is cancelled, expired, unexercised, forfeited, settled in cash, or otherwise terminated remain available for awards under the 2005 Plan.  Shares issued under the 2005 Plan may be either newly issued shares or shares which we have reacquired.  The 2005 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986.  Under these limitations, no single participant may generally receive awards in any calendar year that represent more than $1 million.  The Governance, Compensation and Nominating Committee may adjust awards to prevent dilution or enlargement of benefits when certain events occur such as a stock dividend, reorganization, recapitalization, stock split, combination, merger, or consolidation.

Eligibility.   Our employees, directors, and consultants may be granted awards under the plan.  As of March 31, 2010, approximately 46 individuals were eligible to participate.

Term of the 2005 Plan.  The 2005 Plan will terminate in August 2015, ten (10) years after it was initially adopted, unless terminated earlier by the Board.  Termination of the 2005 Plan will not affect grants made prior to termination.

Administration.  The 2005 Plan is administered by the Governance, Compensation and Nominating Committee.   Awards to directors serving on the Governance, Compensation and Nominating Committee are determined and administered by the full Board.  The Governance, Compensation and Nominating Committee may:

•	select participants;

•	determine the type and number of awards to be granted;

•	determine the exercise or purchase price, vesting periods and any performance goals;

•	determine and later amend the terms and conditions of any award;

•	interpret the rules relating to the 2005 Plan; and

•	otherwise administer the 2005 Plan.

Stock Options.  The Governance, Compensation and Nominating Committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options.  The Governance, Compensation and Nominating Committee determines the terms and individual vesting schedules for each grant including the exercise price, which may not be less than the fair market value of a share of common stock on the date of the grant .

Restricted Shares.  The Governance, Compensation and Nominating Committee may grant restricted shares of common stock.  Restricted shares are shares of common stock with transfer restrictions.  These restrictions lapse on the basis of performance and/or continued employment as determined in advance by the committee.  They may be forfeited by participants as specified by the committee in the award agreement.  A participant who has received a grant of restricted shares will be eligible to receive dividends and have the right to vote those shares.  Restricted shares may not be transferred, encumbered or disposed of during the restricted period or until after the restrictive conditions are met.

Valuation.  For purposes of the 2005 Plan, the fair market value of common stock means the closing price on: (i) the trading day of the date of the award, if the common stock is readily tradable on any established securities market (including the OTC Bulletin Board), or (ii) in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.  If however, our common stock is not readily tradable on an established securities market, the Governance, Compensation and Nominating Committee will determine the fair market value by applying any reasonable valuation method.

Other Terms.   All outstanding awards vest, become exercisable or payable, and have all restrictions lifted upon a change in control of the Company.  The Board may amend or terminate the 2005 Plan subject to applicable stockholder approval.  The Governance, Compensation and Nominating Committee may not amend the terms of previously granted options to reduce the exercise price or cancel options and grant substitute options with a lower exercise price than the cancelled options.  The Governance, Compensation and Nominating Committee also may not adversely affect the rights of any award holder without the award holder’s consent.

Federal Income Tax Consequences

Option Grants

Options granted under the 2005 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise transferred. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. If the optionee makes a qualifying disposition, the taxable income recognized by the optionee will be treated as a long-term capital gain and we will not be entitled to an income tax deduction. If the optionee makes a disqualifying disposition of the purchased shares, then for the taxable year in which such disposition occurs, the optionee will recognize ordinary income, and we will be entitled to an income tax deduction, in an amount generally equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares.

Non-Qualified Options. No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income in the year in which the option is exercised, in an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares.

We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Issuances

Generally, the issuance of unvested stock will not result in taxable income to the employee. Instead, upon vesting, the fair market value of such shares, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation. Any cash dividends or other distributions paid with respect to the stock prior to vesting will also be included in the holder’s ordinary income as compensation when paid. The participant may however, elect under Section 83(b) of the Internal Revenue Code, to include in his ordinary income at the time the stock is issued the fair market value of such shares less any amount paid. Any cash dividends paid thereafter will be treated as dividend income.

We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the stock issuance. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

Section 409A

Section 409A, a section added to the Internal Revenue Code in 2004, can affect the tax treatment of certain types of deferred compensation.  Failure to comply with the requirements of Section 409A results in current income of amounts deferred, along with interest and a significant tax penalty.  Certain types of equity-based compensation are exempt from Section 409A.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by the Company in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-qualified options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m). Compensation attributable to stock issuances granted under the 2005 Plan may or may not qualify for the performance-based compensation exception, depending upon the specific terms of each grant.

Plan Benefits

As of the date of this Information Statement, no executive officer, employee, director or consultant has been granted any of the additional 10,000,000 shares that will be available for issuance under the 2005 Plan, as amended.  However, members of our Board and our executive officers have an interest in this proposal because they are eligible to receive awards under the 2005 Plan.  The following table shows the aggregate benefits received by our “Named Executive Officers” (as defined below under the caption “Executive Compensation -- Role of Executive Officers in Compensation Decisions”), our non-employee directors as a group, and our non-executive officer employees under the 2005 Plan in the fiscal year ended March 31, 2010.  We did not issue any restricted share awards during the fiscal year.

Name and Position	Number of Shares Subject to Stock Option Awards (during FY 2010)	Grant Date Value (1)

Named Executive Officers:
Jack J. Walker, Jr., Chairman, President and CEO	100,000	$11,000
Jervis B. Perkins, Former CEO and Director	50,000	$2,500
H. MacGregor Clarke, CFO and Director	50,000	$2,500
J. Michael Wolfe, COO	50,000	$2,500
Executive Officer Group (persons)	250,000	$18,500

Non-Employee Director Group (6 persons) (2)	156,000	$6,750

Non-Executive Officer Employee Group	75,000	$3,750

(1) Represents the aggregate grant date fair value of stock option awards, as computed in accordance with FASB ASC Topic 718. Stock option awards are granted at 100% of the market value on the date of grant, except for those granted to Mr. Walker. Per the 2005 Equity Compensation Plan, options granted to shareholders whose shares represent more than 10% of total voting power for all classes of stock, will be granted at no less than 110% of the market price on the date of grant. Because Mr. Walker controls more than 10% of the total voting power, his options were granted at 110% of the market value on the date of grant.

(2) Non-employee director stock option awards were granted to Messrs. Dingman and Barish, and Mr. Walker, who served as a non-employee director from April 1, 2009 until January 15, 2010. The award of options to purchase 100,000 shares of AeroGrow common stock upon Mr. Walker’s appointment as President and CEO of AeroGrow are included in the Named Executive Officer awards.

We intend to register the additional common shares issuable under the 2005 Plan pursuant to a Registration Statement on Form S-8 as soon as reasonably practicable after the effective date.

Effective Date

The amendment to the 2005 Plan to increase the number of shares authorized for issuance under the 2005 Plan by 10,000,000 shares will be effective 20 days following the initial mailing of this Information Statement, or August 25, 2010.

ACTION 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Description of the Action

The Audit Committee has appointed Eide Bailly LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending March 31, 2011.  On July 27, 2010, the Majority Stockholders ratified the appointment of Eide Bailly as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2011.

Eide Bailly has served as the Company’s independent registered public accounting firm since November 2008.  For information about the initial engagement of Eide Bailly, please see the section below captioned “Changes in Principal Accountants.”  The Audit Committee and the Board of Directors consider Eide Bailly to be well qualified.

Although stockholder ratification of the appointment of Eide Bailly as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views would be considered by the Board when appointing an independent and registered public accounting firm for fiscal year 2012. However, even though the selection has been ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

To the Company’s knowledge, neither Eide Bailly nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as the Company’s independent registered public accounting firm. For information about the professional services rendered by Eide Bailly to us for fiscal years 2010 and 2009, please see the section captioned “Principal Accountants’ Fees and Services.”

Effective Date

The ratification of the appointment of Eide Bailly as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011 will be effective 20 days following the initial mailing of this Information Statement, or August 25, 2010.

Change in Principal Accountants

Gordon, Hughes & Banks, LLP (“GHB”) audited our financial statements annually since inception through March 31, 2008.  On November 1, 2008, GHB resigned as our independent registered public accounting firm because it had entered into an agreement with Eide Bailly, pursuant to which Eide Bailly acquired the operations of GHB.  Certain of the professional staff and shareholders of GHB joined Eide Bailly either as employees or partners of Eide Bailly and continued to practice as members of Eide Bailly.  Concurrent with the resignation of GHB, we engaged Eide Bailly as our independent registered public accounting firm as of November 1, 2008, through and with the approval of our Audit Committee.

The report of GHB on our financial statements for the fiscal years ended March 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit for the fiscal years preceding the acquisition of GHB by Eide Bailly and through November 1, 2008, there were no disagreements with GHB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GHB, would have caused GHB to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements.

Principal Accountants’ Fees and Services

Aggregate fees billed by Eide Bailly and its predecessor, GHB, for the fiscal years ended March 31, 2010 and 2009 are as follows:

	Fiscal 2010	Fiscal 2009
Eide Bailly:
Audit Fees	$86,906	$8,315
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
GHB:
Audit Fees	-	55,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	5,814
Total	$86,906	$69,129

 Audit Fees:    This category includes the audit of our annual financial statements included in our Annual Report on Form 10-K, review of quarterly financial statements included in our Quarterly Reports on Form 10-Q, the audit of management’s assessment of the effectiveness, and review of our internal controls.

Audit-related fees:    This category consists of assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” We did not incur any audit-related fees in the fiscal years ended March 31, 2010 or 2009.

Tax fees:    This category consists of professional services rendered primarily in connection with our tax planning and compliance activities, including the preparation of tax returns. Although we did incur $24,410 and $9,000 in tax fees during Fiscal 2010 and 2009, respectively, we did not engage Eide Bailly or GHB for any tax services.

All other fees:    This category consists of fees for other corporate services, primarily the review of SEC reports other than annual and quarterly reports.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The primary purpose of the Audit Committee is to assist the Board in monitoring (i) the integrity of our financial statements and disclosures, including oversight of the accounting and financial reporting processes and the audits of our financial statements, (ii) compliance with our legal, ethical, and regulatory requirements, and (iii) the independence and performance of our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services, other than de minimis non-audit services, provided by the independent registered public accounting firm.  These services may include, among others, audit services, audit-related services, tax services, and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular services or categories of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to periodically report to the full Board regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

The Audit Committee considers the provision of non-audit services by our independent registered public accounting firm compatible with its independence.  The Audit Committee will continue to approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board oversees the management of AeroGrow on your behalf. Among other things, the Board reviews our long-term strategic plans and exercises direct decision-making authority on key issues, including the appointment of our executive officers and setting the scope of their authority in managing AeroGrow’s day-to-day operations.  Our Board is currently comprised of Jack J. Walker (Chairman), Michael S. Barish, H. MacGregor Clarke, Michael D. Dingman, Jr., and Jervis B. Perkins.  Biographical information about each of our Board members is contained above under the caption heading “Directors Nominated and Elected.”

Board Independence

Our common stock trades on the OTC Bulletin Board and we are considered to be a “smaller reporting company” under applicable SEC rules.  As such, we are not currently subject to corporate governance standards of other listed companies, which require, among other things, that the majority of the board of directors be independent.  Because we are not currently subject to corporate governance standards defining the independence of our directors, we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.  Under the NASDAQ definition, an independent director is a person who is not an executive officer or employee of the Company and who does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Our Board has determined that Mr. Dingman is currently the only independent member of our Board of Directors.

Board Committees and Meetings

We have established three standing committees so that certain matters can be addressed in more depth than may be possible in a full Board meeting: an Audit Committee, a Governance, Compensation and Nominating Committee, and a Special Committee.  These first two committees each operate under a written charter.  The Special Committee is governed by a set of Board resolutions.

Audit Committee.  The current members of our Audit Committee are Mr. Dingman (chairman), Mr. Barish, and Mr. Walker.  The members were elected to the committee, and the chairman was appointed, by the Board.  The Board has determined that Messrs. Dingman and Barish are considered “audit committee financial experts,” as defined by Item 407(d)(5)(ii) of Regulation S-K, due to their extensive financial background and experience (as summarized in the biographical information for Messrs. Dingman and Barish disclosed under the caption “Action 1 Election of Directors – Directors Nominated and Elected”).  The Board has affirmatively determined that Mr. Dingman is an independent director as defined by applicable securities law and NASDAQ corporate governance guidelines.  Due to Mr. Barish’s position as a significant stockholder of AeroGrow, he is not an independent director.  The Audit Committee’s charter provides that the committee shall:

•	oversee the accounting and financial reporting processes and audits of the financial statements;

•
assist the Board with oversight of the integrity of our financial statements, the Company’s compliance with legal and regulatory requirements, its independent auditors’ qualifications and independence, and the performance of the independent auditors; and

•	provide the Board with the results of its monitoring.

Governance, Compensation and Nominating Committee.  The current members of the Governance, Compensation and Nominating Committee are Mr. Walker (chairman), Mr. Barish, and Mr. Dingman.  The Board has affirmatively determined that Mr. Dingman is an independent director as defined by applicable securities law and NASDAQ corporate governance guidelines. The members were elected to the committee, and the chairman was appointed, by the Board.  The Governance, Compensation and Nominating Committee’s charter provides that the committee shall:

•	recommend to the Board the corporate governance guidelines to be followed;

•	review and recommend the nomination of Board members;

•	set the compensation for the chief executive officer and other officers; and

•	administer the equity-based performance compensation plans of AeroGrow.

The Governance, Compensation and Nominating Committee does not have a formal policy concerning stockholder recommendations to the Board of Directors and we did not receive any recommendations from stockholders requesting that the Board consider a candidate for inclusion as a nominee in this Information Statement.  The Committee has determined that it is appropriate to not have such a policy given the infrequency of such recommendations.  The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Committee would consider any candidate proposed in good faith by a stockholder on the same basis as a candidate proposed directly by the Board. To do so, a stockholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Governance, Compensation and Nominating Committee, c/o Corporate Secretary, AeroGrow International, Inc., 6075 Longbow Drive, Suite 200, Boulder, Colorado, 80301.   The proposal should be received by the due date for a stockholder proposal, as set forth below under the caption heading “Submission of Stockholder Proposals,”  in order to be considered timely for consideration at  the 2011 Annual Meeting of Stockholders or, in lieu of an annual meeting, for an action by written consent of the stockholders.  The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

In evaluating director nominees, the Governance, Compensation and Nominating Committee considers the appropriate skills and personal characteristics needed in light of the makeup of the current Board, including considerations of character, background, professional experience, education, skill, qualifications for committee membership, independence, race, gender, national origin, differences in viewpoint, and other individual qualities and attributes. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Committee may also consider such other factors as it may deem are in the best interests of the AeroGrow and its stockholders. The Committee does, however, believe it is appropriate for a member or members of AeroGrow’s management to participate as members of the Board.

The Governance, Compensation and Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Committee then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board would be polled for suggestions as to individuals meeting the criteria described above. The Committee may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if appropriate.

Special Committee.  Members of the Special Committee included Mr. Dingman (chairman), and former directors Linda Graebner, Suresh Kumar and Peter Michel.  Although the Special Committee was dissolved in July 2009 after the Company completed its recapitalization in June 2009, the purpose of the Special Committee was to:

•	consider all possible strategic alternatives for the Company which may be available from time to time;

•	negotiate the terms and conditions of any such alternatives to the best interests of the Company and its shareholders; and

•	make recommendations to the Board and shareholders regarding any such alternatives.

Meetings.  During the fiscal year ended March 31, 2010 the Board held 15 meetings.  Each director attended all of the meetings held by the Board during the period that he or she served as a director of AeroGrow, except Mr. Michel, who was unable to attend three meetings.  Also during the fiscal year ended March 31, 2010, the Audit Committee held six meetings; the Governance, Compensation and Nominating Committee held two meetings; and the Special Committee held two meetings.  Each committee member attended every meeting.

The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the annual stockholder meetings, but they are not required to do so.  We did not hold an annual meeting last year.

Director Compensation

The following table provides information on AeroGrow’s compensation practices during the fiscal year ended March 31, 2010 for non-employee directors:

Non-Employee Director Meeting Fee and Retainer Information

Annual retainer for all non-employee directors	$5,000
Additional annual retainer for Board Chairman	$5,000
Additional annual retainer for Audit Committee Chairman	$5,000
Additional annual retainer for Governance, Compensation, and Nominating Committee Chairman	$5,000
Stock options granted for annual service on the Board by non-employee directors (1)	18,000
Stock options granted for annual service on the Audit Committee (1)	3,000
Stock options granted for annual service on the Governance, Compensation, and Nominating Committee (1)	2,000
Additional stock options granted for annual service as Board Chairman (1)	18,000
Reimbursement for expenses attendant to Board membership	Yes
Payment for Board meetings attended in person	$1,000
Payment for Board meetings attended in person by the Board Chairman	$2,000

(1) The options vest pro-rata monthly (one-twelfth per month) on the last day of each month throughout the term of service. If a director is unable to finish his or her term of service by reason of death or disability, the director options vest immediately.

Our Chairman, Jack J. Walker, was appointed as President and Chief Executive Officer on January 15, 2010.  Therefore, Mr. Walker was only able to receive cash and equity compensation as Chairman and a non-employee director for a portion of the fiscal year (April 1, 2009 through January 14, 2010).  We also maintain $15 million of director and officer liability insurance and we have entered into indemnification agreements with each director.

Summary of Board Committee Composition

Current Directors	Board	Audit	Governance, Compensation, and Nominating
Jack J. Walker, Chairman and Director	X	X	X
Michael S. Barish, Director	X	X	X
H. MacGregor Clarke, Director	X
Michael D. Dingman Jr., Director	X	X	X
Jervis B. Perkins, Director	X

Former Directors	Board	Audit	Governance, Compensation, and Nominating
Linda Graebner, Former Director	X		X
Suresh Kumar, Former Director	X	X	X
Peter A. Michel, Former Director	X	X	X

Director Compensation Table during Fiscal 2010

The following table sets forth information regarding all forms of compensation received by directors of the Company during Fiscal 2010:

Director	Director Fees Earned or Paid in Cash		Stock Awards	Option Awards (1)		Warrant Awards	All Other Compensation	Total
Jack J. Walker, Chairman, President and CEO (2)	$29,500	(3)	$-	$4,030	(4)	$-	$-	$33,520
Michael S. Barish, Director	$8,000		$-	$690	(5)	$-	$-	$8,690
H. MacGregor Clarke, Director and CFO (6)	$-		$-	$-		$-	$-	$-
Michael D. Dingman, Jr., Director	$23,000	(7)	$-	$5,880		$-	$-	$28,880
Jervis B. Perkins, Director and Former CEO (9)	$-		$-	$-		$-	$-	$-
Linda Graebner, Former Director	$10,000	(7)	$-	$1,200	(10)	$-	$-	$11,200
Suresh Kumar, Former Director	$10,000	(7)	$-	$1,380	(11)	$-	$-	$11,380
Peter A. Michel, Former Director	$8,500	(7)	$-	$1,620	(12)	$-	$-	$10,120

(1)	Represents the aggregate grant date fair value of stock option awards, as computed in accordance with FASB ASC Topic 718.

(2)
The table includes Mr. Walker’s compensation as a non-employee director from April 1, 2009 through January 14, 2010.  He became President and Chief Executive Officer of AeroGrow on January 15, 2010, and his compensation as an officer of the Company is included in the Executive Compensation Table.

(3)	$4,000 of the cash compensation was for fees earned in the fiscal year ended March 31, 2009, but paid in the fiscal year ended March 31, 2010.

(4)
On July 8, 2009, Mr. Walker was granted 41,000 five year options of our common stock at an exercise price of $0.08 per share.  The options vest monthly over a 12 month period and remain outstanding as of March 31, 2010.  In addition, the exercise price of 56,000 options, previously granted to Mr. Walker, were adjusted to $0.12 per share.  All of Mr. Walker’s options remain outstanding as of March 31, 2010.

(5)
On July 8, 2009, Mr. Barish was granted 23,000 five year options of our common stock at an exercise price of $0.07 per share.  The options vest monthly over a 12 month period and remain outstanding as of March 31, 2010.

(6)
As an employee of the Company, Mr. Clarke did not receive compensation for his service on the Board of Directors. His compensation as an officer of the Company is included in the Executive Compensation Table.

(7)	$3,500 of the cash compensation was for fees earned in the fiscal year ended March 31, 2009, but paid in the fiscal year ended March 31, 2010.
(8)
On July 8, 2009, Mr. Dingman was granted 23,000 options to purchase our common stock at an exercise price of $0.07 per share.  On August 12, 2009, Mr. Dingman was awarded 69,000 five year options of our common stock at an exercise price of $0.12 per share for his chairmanship of a Special Committee of the Board of Directors (which has since been dissolved) during the previous and current fiscal years.  The options granted to Mr. Dingman vest monthly over a 12 month period.  On September 10, 2009, the exercise price of 21,000 options, previously granted to Mr. Dingman, were adjusted to $0.12 per share.  All of Mr. Dingman’s options remain outstanding as of March 31, 2010.

(9)
Mr. Perkins served as a non-employee director from January 15, 2010 through March 31, 2010, but did not receive director compensation during this time.  Mr. Perkins’ compensation as an officer of the Company from April 1, 2009 through January 15, 2010 is included in the Executive Compensation Table.

(10)	On August 12, 2009, the exercise price of 20,000 options, previously granted to Ms. Greabner, were adjusted to $0.20 per share. All of Ms. Graebner’s options remain outstanding as of March 31, 2010.

(11)	On August 12, 2009, the exercise price of 23,000 options, previously granted to Mr. Kumar, were adjusted to $0.20 per share. All of Mr. Kumar’s options remain outstanding as of March 31, 2010.

(12)	On August 12, 2009, the exercise price of 27,000 options, previously granted to Mr. Michel, were adjusted to $0.20 per share. All of Mr. Michel’s options remain outstanding as of March 31, 2010.

Code of Ethics

The Board of Directors has adopted a Code of Ethics to provide guidance to all of our directors, officers and employees, including our principal executive officer, principal financial and accounting officers, and persons performing similar functions.  The Code of Ethics is posted on our website at www.aerogrow.com, and may be found by clicking on “Investors” and then “Code of Ethics.”  We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our Website, at the address and location specified above.

Board Structure and Risk Oversight

     Jack J. Walker, our President and CEO, also serves as the Chairman of the Board. We believe that this structure is appropriate for us because it allows one person to speak for and lead AeroGrow and the Board.  Mr. Walker is the largest single investor in AeroGrow and his financial support has been instrumental in allowing AeroGrow to persevere through a very difficult economic period. In our view, splitting the roles would potentially have the consequence of making our management and governance processes less effective by creating undesirable duplication of work and, in the worst case, lead to a blurring of the clear lines of accountability and responsibility, without any clear offsetting benefits for a “smaller reporting company.”

Our Board has overall responsibility for risk oversight. Throughout the year, the Board dedicates a portion of their meetings to review and discuss specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the President’s report on operations to the board of directors at regularly scheduled board meetings and at presentations to the board of directors by our other employees and consultants. The Boards’ risk oversight process builds upon management’s risk assessment and mitigation processes. The small size of AeroGrow allows our board of directors to develop in-depth knowledge of different facets of the business. This in-depth knowledge, coupled with exposure to and frequent communication with our management, assists the board of directors in performing its oversight responsibilities, including risk management, in an effective manner.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board or any individual director, by writing to:

AeroGrow International, Inc.
Attention: Board of Directors
c/o Corporate Secretary
6075 Longbow Drive, Suite 200
Boulder, Colorado 80301

If the letter is from a stockholder, the letter should state that the sender is a stockholder. Under a process approved by the Board, depending on the subject matter, management will:

•	forward the letter to the director or directors to whom it is addressed; or

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.

A summary of all relevant communications that are received after the last meeting of the full Board and which are not forwarded will be presented at each Board meeting along with any specific communication requested by a director.

All communications will be handled in a confidential manner, to the degree the law allows. Communications may be made on an anonymous basis; however, in these cases the reporting individual must provide sufficient details for the matter to be reviewed and resolved. The Company will not tolerate any retaliation against an employee who makes a good faith report.

Certain Relationships and Related Transactions

Review, Approval or Ratification of Transactions with Related Parties

Since April 1, 2009, our Board of Directors reviewed and did not object to any of the related party transactions reported in this proxy statement. Our Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore follows the procedures as described below to address such risks.

Our Board of Directors is required to review all related party transactions. AeroGrow is prohibited from entering or continuing a material related party transaction that has not been reviewed and approved or ratified by the Board. Additionally, in transactions where an executive officer is related to any of our goods or services provider, the board of directors must approve the transaction. In reviewing a related party transaction the board of directors considers all of the relevant factors surrounding the transaction including:

1.	whether there is a valid business reason for us to enter into the related party transaction consistent with the best interests of AeroGrow and our stockholders;

2.	whether the transaction is negotiated on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally;

3.
whether the board of directors determines that it has been duly apprised of all significant conflicts that may exist or may otherwise arise on account of the transaction, and it believes, nonetheless, that we are warranted in entering into the related party transaction and have developed an appropriate plan to manage the potential conflicts of interest;

4.	whether the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves rates or charges fixed in conformity with law or governmental authority; and/or

5.
whether the interest of the related party or that of a member of the immediate family of the related party arises solely from the ownership of our class of equity securities and all holders of our equity securities received the same benefit on a pro-rata basis.

During the fiscal year ended March 31, 2010 and in prior years, we relied upon a variety of debt funding sources to meet our liquidity requirements, including the following transactions: (i) which involved members of our Board, management team and certain stockholders that beneficially own more than five percent of our outstanding voting securities and (ii) which are required to be disclosed pursuant to Item 404 of Regulation S-K.

First National Loan

On May 19, 2008, the Company and Jack J. Walker, then one of the Company’s directors and now the Company’s Chairman, President and CEO, acting as co-borrowers, entered into a Business Loan Agreement with First National Bank (the “FNB Loan Agreement”) for a loan to the Company in a principal amount of up to $1,000,000 (the “FNB Loan”).  The Company agreed, among other things, that while the FNB Loan Agreement is in effect, the Company will not (without FNB's prior written consent): (i) incur or assume indebtedness, except for trade debt in the ordinary course of business, capital leases in an amount not to exceed $500,000, and capital expenditures of not more than $500,000 during any fiscal year; (ii) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of the Company’s assets (except as specifically allowed); or (iii) sell with recourse any of the Company’s accounts, except to FNB. In the event of a default under the FNB Loan, at FNB's option, all indebtedness owed under the FNB Loan will become immediately due and payable.  The FNB Loan had an initial maturity date of May 19, 2009.

On May 19, 2009, the Company, Mr. Walker, and FNB entered into a Change in Terms Agreement (the “First Change in Terms Agreement”), extending the maturity of the FNB Loan until July 19, 2009, and increasing the interest rate from the Wall Street Journal Prime Rate plus 0.50% floating to the Wall Street Journal Prime Rate plus 2.0% floating, with a floor interest rate of 5.50%.

On August 28, 2009, the Company, Mr. Walker, and FNB entered into a second Change in Terms Agreement (the “Second Change in Terms Agreement”) extending the maturity of the FNB Loan to November 30, 2009.  The Second Change in Terms Agreement increased the interest rate to a fixed rate effective July 19, 2009, of 7% per annum, and provided for principal payments of $100,000 and a loan origination payment of $2,500 at closing of the Second Change in Terms Agreement and then principal payments of $50,000, $50,000, and $100,000 on August 31, 2009, September 30, 2009, and October 31, 2009, respectively.  The terms and conditions of the Second Change in Terms Agreement were consented to by FCC, LLC d/b/a First Capital (“FCC”), the Company’s senior lender, in accordance with the Subordination and Intercreditor Agreement by and among FNB, FCC, and the Company (the “Subordination Agreement”).  The Company is prohibited from making principal payments against the FNB Loan, including scheduled principal payments, unless and until such time as FCC provides its consent or such time as the Company’s liquidity position exceeds certain thresholds defined in the Subordination Agreement.

At closing of the Second Change in Terms Agreement on August 31, 2009, the Company made the scheduled $100,000 principal payment with the consent of FCC.  Principal payments totaling $200,000 that were due during the term of the Second Change in Terms Agreement were made by Mr. Walker to FNB because FCC did not consent to the Company making such payments.  The first $150,000 of payments made by Mr. Walker was recorded by the Company as an offset to a $150,000 receivable due from Mr. Walker.  Effective as of November 20, 2009, the Company executed a promissory note in favor of Mr. Walker for the remaining $50,000.  The promissory note matured on February 1, 2010 and carries an interest rate of 20% per annum.  As of February 1, 2010, Mr. Walker agreed to extend the maturity date of this promissory note to April 30, 2010.  As of March 31, 2010, $53,589 was outstanding under the promissory note, including accrued interest.  On May 7, 2010, the Company repaid this promissory note in full.

As of February 16, 2010, Mr. Walker made an additional $200,000 payment to FNB, reducing the outstanding principal balance on the FNB Loan to $500,000.  Effective as of the same date, the Company executed a promissory note for $200,000 in favor of Mr. Walker having a maturity date of April 30, 2010 and carrying an interest rate of 20% per annum.  As of March 31, 2010, $213,350 was outstanding under the promissory note, including accrued interest.  On June 24, 2010, Mr. Walker converted $206,406 of the principal and accrued interest on this promissory note into three year convertible promissory notes (the “Subordinated Secured Convertible Notes”) issued by the Company, as further described below.

As of March 31, 2010, $506,397 in loans were outstanding under the FNB Loan, including accrued interest.  On May 24, 2010, the Company paid $511,647 to repay, in full, the FNB Loan and all accrued interest.

WLLC Loan Agreement

On May 22, 2008, the Company entered into a Loan Agreement (the “WLLC Loan Agreement”) and associated Promissory Note with WLoans, LLC, a Colorado limited liability company (“WLLC”), as lender, and Jack J. Walker.  The WLLC Loan Agreement provided for a loan up to a maximum of $1,500,000 for business purposes, at an annual interest rate of 12% (the “WLLC Loan”). The Company granted WLLC a security interest in all of the Company’s assets, subordinate to the security interests in such assets granted to FCC and FNB.  The WLLC Loan had an initial maturity date of April 1, 2009.  Mr. Walker is the manager of WLLC and owns a 73.3% membership interest in WLLC, with the remaining membership interest owned by former officers and former directors of the Company.

On May 19, 2009, Mr. Walker, WLLC, and the Company entered into a Loan Extension Agreement (the “Loan Extension Agreement”) effective April 1, 2009, extending the maturity date of the WLLC Loan until June 30, 2009.  The Company paid WLLC $5,000 in consideration for the loan extension.  The balance of principal due on the WLLC Loan as of May 19, 2009, was $1,200,000.

On June 30, 2009, the principal outstanding under the WLLC Loan Agreement totaling $1,200,000 was converted to 1,200 shares of Series A Convertible Preferred Stock, and the WLLC Loan Agreement was terminated.

Revolving Credit Facility

On June 23, 2008, the Company entered into a Loan and Security Agreement with FCC (the “FCC Loan Agreement”) for a revolving credit facility up to a maximum amount of $12,000,000 (the “Revolving Credit Facility”) to fund working capital requirements.  The actual amount available for borrowing under the Revolving Credit Facility is limited at any given time to the sum of a percentage of eligible inventory and a percentage of eligible accounts receivable, each as defined in the FCC Loan Agreement.

The Revolving Credit Facility has an initial termination date of June 23, 2010, with one-year renewals thereafter, unless prior written notice is provided by either party.  Continued availability of the Revolving Credit Facility is subject to the Company’s compliance with customary financial and reporting covenants.  As collateral for the Revolving Credit Facility, the Company granted FCC a first priority security interest over all of the Company’s assets, including, but not limited to, accounts receivable, inventory, and equipment.

As of December 31, 2008, the Company was not in compliance with three covenants under the FCC Loan Agreement.  Effective as of January 31, 2009, FCC and the Company executed a forbearance agreement related to the FCC Loan Agreement (the “Forbearance Agreement”).  Pursuant to the terms of the Forbearance Agreement, FCC agreed to forbear its rights and remedies under the FCC Loan Agreement and related documents with respect to any existing defaults under the FCC Loan Agreement (the “Existing Defaults”) until the earlier of June 30, 2009, or the date of occurrence of a default other than the Existing Defaults.  The Forbearance Agreement also increased the Company’s ability to borrow against inventory and accounts receivable during the term of the Forbearance Agreement (the “Additional Borrowing Capacity”).  In return for FCC providing the forbearance period and the Additional Borrowing Capacity, the Company agreed to pay FCC a $25,000 forbearance fee (in five monthly installments), an amendment fee equal to 1.5% per month on the average utilization of the Additional Borrowing Capacity, and issue to FCC a minimum of 250,000 warrants to purchase common stock of the Company at a purchase price of $1.00 per share.  Simultaneously with the execution of the Forbearance Agreement, Mr. Walker provided a $1 million guarantee against certain liabilities under the FCC Loan Agreement.  As compensation for providing the guarantee, the Company issued to Mr. Walker 50,000 warrants to purchase common stock of the Company at a purchase price of $1.00 per share.

On June 1, 2009, the Company, FCC, and Jack J. Walker, as guarantor, executed a Second Forbearance Agreement, effective as of April 29, 2009 (the “Second Forbearance Agreement”), in which FCC agreed to forbear from exercising its rights and remedies under the Loan Agreement until June 30, 2009, if no further defaults occurred.  The Second Forbearance Agreement also increased the advance rate against inventory until July 1, 2009, and eliminated the Company’s obligation to pay the monthly forbearance and amendment fees and to provide cash flow projections.  In return, AeroGrow agreed to pay FCC a fee of $60,000.  In connection with the Second Forbearance Agreement, FCC permitted AeroGrow to borrow up to $800,000 more than would otherwise be permitted by the applicable borrowing base calculation under the Loan Agreement, with such additional borrowing to be repaid by June 30, 2009.  FCC did not charge AeroGrow a fee for the additional borrowing capacity.

As of July 1, 2009, FCC, AeroGrow, and Jack J. Walker, as guarantor, executed an amendment to the FCC Loan Agreement (the “Third FCC Amendment”).  The Third FCC Amendment reduced the maximum amount of the Revolving Credit Facility to $8 million, re-set the covenant levels beginning July 1, 2009, and waived existing defaults.  In addition, the Third FCC Amendment re-set the formulas for determining the borrowing base against which the Company can borrow.  The Third FCC Amendment also changed the definition of Base Rate to the greater of (a) the Prime Rate, or (b) LIBOR plus 3.25%, and increased the interest rate to Base Rate plus 4.0%.  The Third FCC Amendment provides for a $30,000 success fee to be paid by the Company to FCC on April 30, 2010.  In addition, the Third FCC Amendment replaces a minimum borrowing fee with a fee calculated as 0.50% per annum of the daily average unused portion of the Revolving Credit Facility, payable monthly in arrears.  Finally, the Third FCC Amendment increased the annual facility fee to 1.0% of the maximum amount of the Revolving Credit Facility, from 0.75%.  The Company paid Mr. Walker a $25,000 fee as compensation for providing the guarantee associated with the Third FCC Amendment.  The Third FCC Amendment did not change the original due date of June 23, 2010, with one year renewals, thereafter, unless prior written notice is provided by either party.

On October 8, 2009, the Company and FCC executed a temporary amendment to the FCC Loan Agreement, effective as of September 30, 2009, that delayed a reduction in the advance rate against inventory from 80% to 70%, originally scheduled to take effect on October 1, 2009, until November 15, 2009.

As of September 30, 2009, the Company was not in compliance with the minimum fixed charge coverage covenant under the revised FCC Loan Agreement.  On November 19, 2009, FCC and the Company executed a Waiver Agreement to the FCC Loan Agreement (the “Waiver Agreement”).  The Waiver Agreement waived the covenant violations as of September 30, 2009.  FCC charged the Company a $10,000 waiver fee.

As of December 31, 2009, the Company was not in compliance with the minimum fixed charge coverage and minimum tangible net worth covenants under the revised FCC Loan Agreement.  As of February 15, 2010, the Company, FCC, and Jack J. Walker, as guarantor, executed a Forbearance Agreement and Fourth Amendment, (the “Fourth Amendment”), in which FCC agreed to forbear from exercising its rights and remedies with regard to the Company’s non-compliance with financial covenants until April 30, 2010, if no other defaults occurred.  The Fourth Amendment increased the advance rate against eligible inventory from 50% to 60% until April 30, 2010, and reduced the maximum amount of the Revolving Credit Facility to $2.25 million until March 19, 2010, and then to $2.0 million thereafter.  In connection with the Fourth Amendment, FCC permitted AeroGrow to borrow up to $600,000 more than would otherwise be permitted by the applicable borrowing base calculation under the Loan Agreement, with such additional borrowing to be repaid by April 30, 2010.  The Fourth Amendment provided for a $500 per day forbearance fee, with such fee to be payable on the earlier of April 30, 2010 or the date on which loans under the Revolving Credit Facility are repaid in full.  Simultaneous with the execution of the Fourth Amendment, Mr. Walker provided a $1.5 million guarantee against certain liabilities under the FCC Loan Agreement.

As of March 31, 2010, loans totaling $1,565,395 were outstanding, including accrued interest, under the Revolving Credit Facility.  Also as of March 31, 2010, there was approximately $290,000 in additional borrowing capacity available under the Revolving Credit Facility.

On May 3, 2010, the Company, FCC, and Jack J. Walker, as guarantor, executed a Forbearance Agreement and Fifth Amendment (the “Fifth Amendment”) effective as of April 30, 2010.  Under the Fifth Amendment FCC agreed to forbear from exercising its rights and remedies with regard to the Company’s non-compliance with financial covenants until May 21, 2010, if no other defaults occur.  The Fifth Amendment enabled the Company to borrow up to $600,000 more than would otherwise be permitted by the applicable borrowing base calculation under the Revolving Credit Facility until the earlier of (i) the Company closing on a sale of subordinated secured convertible promissory notes, or (ii) the termination date of the forbearance period.  In addition, the Fifth Amendment set the maximum borrowing under the Revolving Credit Facility at $2,000,000 until such time as the Company closed on a sale of subordinated secured convertible promissory notes, at which time the maximum borrowing amount was required to be reduced to $1,000,000.  The Fifth Amendment provided for a continuation of the $500 per day forbearance fee set forth in the Fourth Amendment, with such fees related to both the Fourth Amendment and Fifth Amendment to be payable on the earlier of (i) May 21, 2010 or (ii) the date on which loans under the Revolving Credit Facility were repaid in full.

On May 24, 2010, the Company paid $673,600 to FCC to repay, in full, amounts due under the Revolving Credit Facility, and the Revolving Credit Facility was terminated.

Bridge Financing

Bridge Loans.  On August 28 through September 1, 2009, the Company entered into bridge financing arrangements totaling $500,000 (the “Bridge Loans”) with six lenders (the “Lenders”) as detailed in the table below.  The Bridge Loans are unsecured, subordinated to loans made to the Company by FCC, and bear interest at 15% per annum.  The Company issued 500,000 warrants to purchase common shares of the Company to the Lenders.  Each of the warrants has a five-year term and an exercise price of $0.25 per common share.

The Bridge Loans were originally scheduled to mature on November 16, 2009; however, no cash principal payments were made by the Company at maturity because FCC had not provided the consent required under the terms of the intercreditor subordination agreements executed by the Company, the Lenders, and FCC.  Interest totaling $25,069 was paid to the Lenders during the fiscal year ended March 31, 2010.  No payments of principal were made to the Lenders during the fiscal year ended March 31, 2010.  As of March 31, 2010, $518,493 was outstanding under the Bridge Loans, including accrued interest.

Lender	Current Relationship to the Company	Bridge Loan Amount	Date of Loan	Warrants Issued to Lender
Lazarus Investment Partners LLLP	Greater than 5% beneficial owner	$250,000	September 1, 2009	250,000
Jack J. Walker	Chairman, President and CEO, greater than 5% beneficial owner	$100,000	August 28, 2009	100,000
Michael S. Barish	Director, greater than 5% beneficial owner	$75,000	September 1, 2009	75,000
Jervis B. Perkins	Former CEO, current director, and greater than 5% beneficial owner	$25,000	August 28, 2009	25,000
J. Michael Wolfe	COO and greater than 5% beneficial owner	$25,000	September 1, 2009	25,000
H. Leigh Severance	Greater than 5% beneficial owner	$25,000	September 1, 2009	25,000

On May 6, 2010, Bridge Loans with an initial principal balance of $412,342 (and accrued interest of $18,124) were converted into Subordinated Secured Convertible Notes issued by the Company in a secondary offering, as further described below under the caption “Subordinated Secured Convertible Notes.”  In addition, on May 6, 2010, Bridge Loans with an initial principal balance of $25,000 held by Mr. Perkins were extended to a new maturity date of February 1, 2011.  On June 24, 2010, Bridge Loans with an initial principal balance of $37,657 (plus additional accrued interest of $5,936) were converted into Subordinated Secured Convertible Notes issued by the Company, as described below.  As a result, as of June 30, 2010, all of the Bridge Loans have either been liquidated or converted into Subordinated Secured Convertible Notes, except for the Bridge Loans held by Messrs. Perkins and Wolfe, and the interest owed on these two loans.

Additional Bridge Loans.  Between October 30 and November 9, 2009, the Company entered into additional bridge financing arrangements totaling $580,000 (the “Additional Bridge Loans”) with five lenders (the “Additional Lenders”) as detailed in the table below.  The Additional Bridge Loans are unsecured, subordinated to loans made to the Company by FCC, and bear interest at 20% per annum.  The Company issued 580,000 warrants to purchase common shares of the Company to the Additional Lenders.  Each of the warrants has a five-year term and an exercise price of $0.25 per common share.  One of the Additional Bridge Loans in the principal amount of $180,000 is guaranteed by Jack J. Walker, the Company’s Chairman, President and CEO.

The Additional Bridge Loans were originally scheduled to mature on February 1, 2010; however, no cash payments were made by the Company at maturity because FCC had not provided the consent required under the terms of the intercreditor subordination agreements executed by the Company, the Lenders, and FCC.  No interest or principal had been paid to the Lenders as of March 31, 2010.  As of March 31, 2010, $626,575 was outstanding under the Bridge Loans, including accrued interest.

Lender	Current Relationship to the Company	Bridge Loan Amount	Date of Loan	Warrants Issued to Lender
Lazarus Investment Partners LLLP	Greater than 5% beneficial owner	$200,000	November 9, 2009	200,000
Grad Wurn LLC	Greater than 5% beneficial owner	$180,000	November 1, 2009	180,000
Michael S. Barish	Director, greater than 5% beneficial owner	$100,000	November 4, 2009	100,000
Jervis B. Perkins	Former CEO, current director, and greater than 5% beneficial owner	$50,000	October 30, 2009	50,000
J. Michael Wolfe	COO and greater than 5% beneficial owner	$50,000	November 5, 2009	50,000

On May 6, 2010, Additional Bridge Loans with an initial principal balance of $475,000 (plus additional accrued interest of $29,534) were converted into Subordinated Secured Convertible Notes issued by the Company in a secondary offering, as described below under the caption “Subordinated Secured Convertible Notes.”   In addition, on May 6, 2010, Additional Bridge Loans with an initial principal balance of $50,000 held by Mr. Perkins were extended to a new maturity date of February 1, 2011.  Finally, on June 1, 2010, a payment totaling $74,390 ($55,000 in principal and $19,390 in interest) was made against the Additional Bridge Loans.  As a result, as of June 30, 2010, all of the Additional Bridge Loans have either been liquidated or converted into Subordinated Secured Convertible Notes except for the Additional Bridge Loan held by Mr. Perkins and the interest owed on the Additional Bridge Loans held by Messrs. Perkins and Wolfe.

Subordinated Secured Convertible Notes

Beginning in March 2010, the Company began a private offering of units comprising an aggregate of up to $8.4 million of 8% Senior Secured Convertible Notes (“Subordinated Secured Convertible Notes”) and warrants to purchase 84,000,000 shares of the Company’s common stock (the “Warrants”).   On May 6, 2010, the Company closed on the private sale of units (the “Units”) comprising an aggregate of $4,200,000 in Subordinated Secured Convertible Notes and an aggregate of 42,000,000 Warrants.  The Units were sold at a price equal to the face value of the Subordinated Secured Convertible Notes.  Consideration for the Units sold comprised $3,265,000 in cash and $935,000 from the conversion of existing obligations of the Company into the Subordinated Secured Convertible Notes.

On June 24, 2010, the Company closed on the private sale of additional units (the “Additional Units”) comprising an aggregate of $2,600,000 in 8% Subordinated Secured Convertible Notes and an aggregate of 26,000,000 Warrants.  The Additional Units were sold at a price equal to the face value of the Subordinated Secured Convertible Notes.  The Company also received a commitment to purchase an additional $200,000 face value of Subordinated Secured Convertible Notes under the same terms and conditions as the Additional Units.  Consideration for the Additional Units sold comprised $2,300,000 in cash and $300,000 from the conversion of existing obligations of the Company into the Subordinated Secured Convertible Notes.

As stated above under the caption “Bridge Financing,” some of the Units and Additional Units were issued to officers, directors and major stockholders of the Company (collectively, “Related Parties”) in exchange for their Bridge Loans and Additional Bridge Loans.  Furthermore, some Related Parties purchased Units and Additional Units for cash.  The following table summarizes issuance of Units and Additional Units to Related Parties:

Related Party	Current Relationship to Company	Date	Amount of Investment		Nature of Consideration	Number of Warrants Issued

Lazarus Investment Partners LLLP	Greater than 5% beneficial owner	5/6/2010	$482,452	(1)	Conversion of Bridge Loans and Additional Bridge Loans	4,824,521
Lazarus Investment Partners LLLP	Greater than 5% beneficial owner	6/24/2010	$500,000		Cash	5,000,000
Jack J. Walker	Chairman, CEO, President, and greater than 5% beneficial owner	5/6/2010	$62,342		Conversion of Bridge Loans and Additional Bridge Loans	623,425
Jack J. Walker	Chairman, CEO, President, and greater than 5% beneficial owner	6/24/2010	$300,00	(1)	Conversion of Bridge Loan and Note Payable	3,000,000
Michael S. Barish	Director, greater than 5% beneficial owner	5/6/2010	$188,911	(1)	Conversion of Bridge Loans and Additional Bridge Loans	1,889,110
Michael S. Barish	Director and greater than 5% beneficial owner	5/6/2010	$100,000		Cash	1,000,000
J. Michael Wolfe	COO and greater than 5% beneficial owner	5/6/2010	$50,000		Conversion of Additional Bridge Loans	500,000
H. Leigh Severance	Greater than 5% beneficial owner	5/6/2010	$26,295	(1)	Conversion of Bridge Loans and Additional Bridge Loans	262,945
H. Leigh Severance	Greater than 5% beneficial owner	5/6/2010	$100,000		Cash (2)	1,000,000

(1)  Includes accrued interest on Bridge Loan and/or Additional Bridge Loan.
(2)  Includes $20,000 investment on behalf of Mr. Severance and his spouse, as well $50,000 invested on behalf of H. Leigh Severance, Inc. Profit Sharing Plan and Trust.

The Subordinated Secured Convertible Notes bear interest at 8% per year, payable quarterly in cash, additional Subordinated Secured Convertible Notes, or in registered common stock of the Company, at the option of the Company, and mature on May 6, 2013.  The Subordinated Secured Convertible Notes can be converted into shares of the Company's common stock at any time, initially at a conversion price of $0.10 per share. The Subordinated Secured Convertible Notes will automatically convert into shares of the Company’s common stock in the event (i) there is an effective registration statement registering the resale under the Securities Act of 1933 (“Securities Act”) of the underlying stock (“Conversion Shares”) or the Conversion Shares are eligible to be resold without restriction or limitation under Rule 144 under the Securities Act, and (ii)  the closing bid price of the Company’s common stock as quoted on the OTC Bulletin Board or other principal trading market is at least $0.25 per share for 20 out of 30 consecutive trading days with an average daily trading volume of at least one million shares.  The Subordinated Secured Convertible Notes are secured by a subordinated lien on all assets of the Company.

Each Warrant entitles the holder to purchase one share of the Company's common stock at a price of $0.20 per share, and contains customary anti-dilution rights (for stock splits, stock dividends and sales of substantially all the Company’s assets) and piggyback registration rights.  The Warrants expire May 6, 2015.  For additional details regarding the Subordinated Secured Convertible Notes and the Warrants, please refer to the disclosure under the caption “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources” in our Annual Report on Form 10-K for the year ended March 31, 2010.

First Western Trust Credit Facilities

On May 21, 2010, the Company, FWTB and Jack J. Walker, the Company’s Chairman and CEO, as guarantor, executed a business loan agreement and related promissory note (the “FWTB Term Loan”) for a four-year loan in an initial principal amount of $1 million.  The FWTB Term Loan is secured by a lien on the Company’s assets.  In addition, Mr. Walker provided a guaranty of all Company obligations relating to the FWTB Term Loan.  The Company paid Mr. Walker $50,000 as compensation for guaranteeing the FWTB Term Loan.  The FWTB Term Loan bears interest at a fixed rate of 7.25% per annum and the Company paid a $12,500 origination fee to FWTB.  The Company will make equal monthly payments of principal/interest over the four-year term of the FWTB Term Loan, which has a final maturity date of May 21, 2014.  The terms and conditions of the FWTB Term Loan include limitations on the Company incurring additional debt and paying dividends on the Company’s stock without the consent of FWTB.  In the event of a default under the FWTB Term Loan, FWTB has the option to declare the loan immediately due and payable.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers and significant employees of the Company, as of the date of this Information Statement.  All officers and employees of the Company serve at the pleasure of the Board or until their successors are elected and qualified.

Name	Age	Position with AeroGrow
Jack J. Walker	75	President, Chief Executive Officer and Chairman, Board of Directors
H. MacGregor Clarke	49	Chief Financial Officer and Director
John K. Thompson	48	SVP, Sales & Marketing
J. Michael Wolfe	51	Chief Operating Officer

Jack J. Walker, see “Action 1 — Election of Directors,” above.

H. MacGregor Clarke, see “Action 1 — Election of Directors,” above.

John K. Thompson became Senior Vice President of Sales and Marketing on January 14, 2010.  Mr. Thompson joined AeroGrow in 2002 and has served in a variety of senior management positions at the Company, including his most recent position as Vice President of Marketing, which he assumed in October 2009.  Mr. Thompson also served as the Company’s International Division General Manager and Vice President of Investor Relations, and was instrumental in the research activities leading up to the development and launch of the Company’s AeroGarden product line.  Prior to joining AeroGrow, Mr. Thompson was Director of Marketing for Productivity Point International, a direct marketing and direct sales company, and Sales and Marketing Manager for CareerTrack, a direct marketing company that sold personal and professional growth products to the consumer and commercial markets.

J. Michael Wolfe became the Chief Operating Officer on January 14, 2010.  He previously served as Vice President of Operations since April 1, 2006.  Prior to joining AeroGrow, Mr. Wolfe was an independent consultant.  From 1992 to 2002, he was President and COO of Concepts Direct and was its CEO from 2000 to 2001.  At Concepts Direct, Mr. Wolfe oversaw the development, launch and operations of seven independent catalogs.  From 1987 to 1992, Mr. Wolfe served as Vice President of database management company Wiland Services, Inc, where he oversaw the redesign of the company’s product line, its sales and investor relations.

EXECUTIVE COMPENSATION

Compensation Philosophy

The Governance, Compensation and Nominating Committee of our Board is responsible for guiding and overseeing the formulation and application of the compensation and benefit programs for our executive officers and our directors.  A description of compensation for our non-employee directors is included above under the caption “Corporate Governance and Board Matters -- Director Compensation.”  The Committee acts pursuant to a charter that has been approved by our Board.

The Governance, Compensation and Nominating Committee believes that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term, and strategic goals by AeroGrow, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of increasing stockholder value.  The Governance, Compensation and Nominating Committee evaluates both performance and compensation to ensure that AeroGrow maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.  Accordingly, the Governance, Compensation and Nominating Committee believes executive compensation packages provided by AeroGrow to its executives, including the executive officers, should include salary compensation, annual cash incentives based on fundamental measures of financial performance, and longer-term stock-based compensation.

We compensate our executives through a mix of base salary, bonus, and equity compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of our stockholders.  In making compensation decisions, the Governance, Compensation and Nominating Committee, may compare certain elements of total compensation against other comparable publicly traded and privately held companies that compete in our markets.  However, the Committee did not use any peer group or benchmarking data in determining executive compensation during Fiscal 2010.  Rather, the Committee’s primary focus was on liquidity issues facing the Company and the compensation amounts that the Company could reasonably afford to pay.  A significant percentage of total compensation is allocated to incentive compensation as a result of the philosophy mentioned above.  There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.  Rather, the Governance, Compensation and Nominating Committee reviews information such as that referenced above with respect to the Compensation Peers to determine the appropriate level and mix of incentive compensation.  Income from such incentive compensation is realized as a result of the performance of AeroGrow or the individual, depending on the type of award.

Compensation Process

Generally, base salaries and annual incentive awards will be reviewed at the end of each fiscal year with changes made to the base salaries effective April 1 of the following fiscal year. Whether an individual’s salaries and incentive awards are increased or decreased depends on the individual’s performance as well as that of the Company.

Stock options and other stock grants are reviewed and approved at meetings of the Governance, Compensation and Nominating Committee and the full Board.  By establishing the meeting schedule and agenda for these grants in advance, AeroGrow diminishes any opportunity for manipulation of exercise prices on option grants to the extent any recipients are in possession of non-public information at the time of the meetings.  Approval of grants for any newly hired or promoted executives during the course of the year generally occurs at the Governance, Compensation and Nominating Committee’s meeting immediately following the hiring or promotion.

Role of Executive Officers in Compensation Decisions

The Governance, Compensation and Nominating Committee makes all compensation decisions for the executive officers and approves recommendations regarding equity awards to all elected officers of AeroGrow.  The Chief Executive Officer annually reviews the performance of each Named Executive Officer (other than the Chief Executive Officer, whose performance is reviewed by disinterested members of the Governance, Compensation and Nominating Committee).  “Named Executive Officers” are the Company’s (i) Chief Executive Officer; (ii) former Chief Executive Officer; and (iii) other two most highly compensated executive officers based on SEC regulations.  Compensation ranges for our Named Executive Officers are based on the individual’s experience and prior performance, as well as AeroGrow’s operating performance.  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Governance, Compensation and Nominating Committee.  The Governance, Compensation and Nominating Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Components of Total Compensation

For the year ended March 31, 2010 (“Fiscal 2010”), the principal components of compensation for executive officers were:

•	base salary;

•	annual incentive compensation;

•	stock options; and

•	benefits and other perquisites.

Each component is designed to achieve a specific purpose and to contribute to a total package that is competitive, appropriately performance-based, and valued by AeroGrow’s executives.

Base Salaries

AeroGrow provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility.  During its review of base salaries for executives, the Governance, Compensation and Nominating Committee primarily considers:

•	individual scope of responsibility;

•	years of experience;

•	market data, such as that obtained from a review of other similarly situated companies;

•	internal review of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of AeroGrow’s performance review process as well as upon a promotion or other change in job responsibility.  Mr. Walker, our current Chief Executive Officer, has refused to accept any salary or bonus compensation since his appointment on January 15, 2010, in part due to the Company’s recent liquidity issues.

Performance-Based Annual Incentive Compensation

Though markets dictate that base salaries must be competitive, AeroGrow is moving towards basing a greater proportion of its executive compensation on the achievement of measurable individual and company results through the award of annual incentive bonuses.  These bonuses are often tied to performance against the Company’s EBITDA objectives.  By increasing variable pay as a percentage of total compensation, the Governance, Compensation and Nominating Committee believes that executive compensation will be more aligned with value delivered to its stockholders.  This limits fixed costs and also results in higher pay occurring only in years when merited by high performance.  In July 2009, the Company paid an aggregate of $95,000 in cash bonuses to its Named Executive Officers that were attributable to performance during Fiscal 2009.  The Company has not paid any cash bonuses that are attributable to performance in Fiscal 2010.

Long Term Stock-based Compensation

This category of awards covers options granted to executives out of the Company’s 2005 Equity Compensation Program, and that vest over time, at different rates for different executives.  Because these awards vest over time and become more valuable to the recipient only as AeroGrow’s stock price increases, the Governance, Compensation and Nominating Committee believes these are a useful form of long-term incentive compensation, with the potential to directly align the interests of shareholders and management.  During Fiscal 2010, we issued options to purchase 481,000 shares of common stock with exercise prices ranging from $0.07 to $0.20 per share under the 2005 Plan.  We did not issue any shares of common stock.  For more details about outstanding stock options held by our Named Executive Officers, please refer to the table below entitled “Outstanding Equity Awards at Fiscal Year End.”

Liquidity Performance Award Plan

On July 8, 2009, in light of the recently completed recapitalization, the Board decided to request the consent of the Covered Executives to terminate the Liquidity Performance Award Plan, which provided compensation to certain executives in the event of a Company Sale if specific conditions were met.  The Covered Executives provided such consent on July 13, 2009.

Equity Compensation Plan Information

2003 Stock Option Plan

On January 3, 2003, our Board adopted a stock option plan (the “2003 Plan”) for key employees (including key employees who are directors), non-employee directors, consultants, and investors.  An aggregate of 400,000 shares of our common stock were available for grants under the 2003 Plan.  Upon shareholder approval on February 23, 2006, the 2003 Plan was merged into the 2005 Equity Compensation Plan (as defined below) and ceased to exist separately.  The 195,131 options still available for grants under the 2003 Plan as of that date were contributed to the 2005 Equity Compensation Plan  The options for the 204,869 shares originally issued under the 2003 Plan continue to be governed by their grant agreements but are administered under the 2005 Equity Compensation Plan.  All grants under the 2003 Plan were fully vested as of December 2005.

Administration.  The 2003 Plan was administered by our Governance, Compensation and Nominating Committee, and in the past was administered by the Board.  The plan provided that it could be administered by either the committee or Board, and in its administration it could:

•	select participants,

•	determine the date of grant, exercise price and other terms of options,

•	establish rules and regulations to administer the plan,

•	amend, suspend, or discontinue the plan subject to applicable shareholder approval,

•	interpret the rules relating to the plan, and

•	otherwise administer the plan.

2005 Equity Compensation Plan

In August 2005 we adopted the 2005 Equity Compensation Plan (the “2005 Plan”) to promote our interests and the interests of our shareholders by attracting, retaining, and motivating our key officers, employees, directors, and consultants.  For more detailed information regarding the 2005 Plan, see “Action 2 – Approval of an Amendment to the 2005 Equity Compensation Plan to Authorize an Additional 10,000,000 Shares for Issuance under the Plan” above.

The following table provides information about common stock that may be issued under our prior and existing equity compensation plans (the 2003 Plan and the 2005 Plan) pursuant to all outstanding awards as of March 31, 2010.

Equity Compensation Plan Information
As of March 31, 2010

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans	3,168,462	$0.85	336,538
Equity compensation plans not approved by security holders	--	$--	--
Total	3,168,462	$0.85	336,538

At March 31, 2010, we had granted options for 440,284 shares of our common stock that are unvested and that will result in $49,852 of compensation expense in future periods, if fully vested.

Executives and Employment Arrangements

The following discussion and table relate to compensation arrangements on behalf of, and compensation paid by us during Fiscal 2010, to our Named Executive Officers who were employed by the Company as of March 31, 2010.

Employment Contracts

We have entered into employment agreements with H. MacGregor Clarke and J. Michael Wolfe, but Jack J. Walker’s employment is not governed by a contract.

Jack J. Walker

Mr. Walker was employed as the President and Chief Executive Officer of the Company as of January 15, 2010.  He has served as on the Board of Directors since February 2006 and as Chairman of the Board since July 2008.  Mr. Walker is not receiving cash compensation nor does he have an annual incentive bonus.  Instead, Mr. Walker was granted options to purchase 100,000 shares of the Company’s common stock on January 14, 2010.  The options were fully vested upon the date of grant and have an exercise price of $0.20 per share.   Mr. Walker receives medical benefits commensurate with the policies and programs adopted by us for our senior executives.  The options granted for his service as Chief Executive Officer created an expense of $11,000 in equity compensation for the Company during Fiscal 2010.

H. MacGregor Clarke

The employment agreement for Mr. Clarke, dated as of May 23, 2008 (the “Clarke Agreement”), provides that he will be employed as the Chief Financial Officer of the Company.  He must devote all of his business time to the affairs of the Company.  The initial term is one year ending May 23, 2009, and renewable for successive one year terms.  Mr. Clarke is entitled to receive base compensation of $200,000 per year and an annual bonus of not less than 1.5% EBITDA of the Company, as determined by our annual financial statements and prorated for any portion of such annual period covered under the Clarke Agreement.  Mr. Clarke is entitled to reimbursement for car expenses at the rate of $750 per month.  The Clarke Agreement also provides for medical, vacation, and other benefits commensurate with the policies and programs as adopted by us for our senior executives.  If the Company terminates the employment of Mr. Clarke without cause (as determined under the Clarke Agreement), then Mr. Clarke will be entitled to receive his base salary for 12 months following the date of termination, and a prorated portion of his annual cash bonus.  Further, pursuant to the Clarke Agreement, Mr. Clarke was granted five year options to purchase our common stock under the 2005 Equity Compensation Plan on three different dates.  The first grant was for 30,000 fully vested options to purchase the common stock of the Company on June 1, 2008 at an exercise price of $2.60 per share.  On July 1, 2008, Mr. Clarke was granted 60,000 options to purchase our common stock at an exercise price of $2.07 per share.  The vesting schedule for these options is 50% as of December 1, 2008 and 50% as of June 1, 2009.  The final grant of options per the Clarke Agreement was on October 1, 2008.  The grant was for 60,000 options to purchase common stock of the Company at an exercise price of $2.86 per share with a vesting schedule of 50% on December 1, 2009 and 50% on June 1, 2010.  The exercise prices of these options are equal to the price of the Company’s common stock at market close on the dates of grant.  On March 4, 2009, Mr. Clarke was granted five-year options to purchase 200,000 shares of AeroGrow’s common stock under the Company’s 2005 Equity Compensation Plan.  The options have an exercise price of $0.18 per share, which was the price at market close on the date of grant.  The options vest quarterly over a two-year period. On September 10, 2009, Mr. Clarke was granted five-year options to purchase 50,000 shares of AeroGrow’s common stock under the 2005 Equity Compensation Plan.  The options have an exercise price of $0.12 per share, which was the price at market close on the date of grant, and vest quarterly over a two-year period.  Also on September 10, 2009, the exercise prices of 150,000 options, previously granted to Mr. Clarke and exclusive of the March 4, 2009 grant, were adjusted to $0.12 per share, but all vesting schedules were unchanged. For Fiscal 2010, the Company paid Mr. Clarke $235,308 in cash compensation and expensed $10,000 in equity compensation.

J. Michael Wolfe

 The employment agreement for Mr. Wolfe, dated as of February 9, 2009 (the “Wolfe Agreement”), provides that he will be employed as the Vice President of Operations of the Company.  He must devote his entire business time to the affairs of the Company.  The initial term was until April 1, 2010 and renewable for successive one year terms.  Mr. Wolfe is entitled to receive base compensation of $175,000 per year and an annual bonus of 1.5% of the EBITDA of the Company as determined by our annual financial statements and pro-rated for any portion of such annual period covered under the Wolfe Agreement.  Mr. Wolfe is eligible to receive grants under the 2005 Equity Compensation Plan and such options will: (i) vest pursuant to a schedule that provides for vesting of at least of 50% of the amount of the grant per each 12-month period from the date of grant; (ii) not expire in less than five years from the date of grant; (iii) be subject to other standard terms and conditions under the 2005 Equity Compensation Plan; and (iv) shall have other terms and conditions no less favorable than that granted to other senior executives of the Company. The Wolfe Agreement also provides for medical, vacation, and other benefits commensurate with the policies and programs adopted by us for our senior executives.  If Mr. Wolfe is terminated without cause by us or Mr. Wolfe terminates under certain circumstances constituting a breach of the agreement by us, Mr. Wolfe shall be entitled to receive severance compensation equivalent to six months base salary and a pro rata bonus. In addition, if Mr. Wolfe is terminated in the event of a change in control of AeroGrow, including a change in chief executive officer, Mr. Wolfe shall be entitled to receive severance equal to his base salary for one year.  At the time of his hire, on March 28, 2006, Mr. Wolfe was granted 125,000 fully vested five-year options to purchase AeroGrow common stock under our 2005 Equity Compensation Plan at an exercise price of $5.00.  On March 4, 2009, Mr. Wolfe was granted five-year options to purchase 175,000 shares of AeroGrow’s common stock under the Company’s 2005 Equity Compensation Plan.  The options have an exercise price of $0.18 per share which was the price at market close on the date of grant.  The options vest quarterly over a two-year period.  On September 10, 2009, Mr. Wolfe was granted five-year options to purchase 50,000 shares of AeroGrow’s common stock under the 2005 Equity Compensation Plan.  The options have an exercise price of $0.12 per share, which was the price at market close on the date of grant, and vest quarterly over a two-year period.  Also on September 10, 2009, the exercise prices of 125,000 options, previously granted to Mr. Wolfe on March 28, 2006, were adjusted to $0.12 per share. Mr. Wolfe received $244,988 in cash compensation and expensed $8,750 in equity compensation from the Company during Fiscal 2010.

Other Company officers who do not qualify as Named Executive Officers are employed on an “at will” basis, subject to varying lengths of employment agreements and severance agreements.

Summary Compensation Table

 The following table sets forth information regarding all forms of compensation received by the Named Executive Officers during Fiscal 2010 and Fiscal 2009:

Name and Principal Position	Fiscal Year	Salary Paid	Bonus		Stock Awards	Option Awards (1)		All Other Compensation		Total
Jack J. Walker, Chairman and CEO (2)	2010	$--	$--		$--	$11,000	(3)	$--		$11,000
	2009	$--	$--		$--	$--		$--		$--

Jervis B. Perkins, Director and Former CEO (4)	2010	$193,912	$36,000	(5)	$--	$15,000	(6)	$70,088	(7) (8)	$315,000
	2009	$282,692	$--		$--	$24,000	(9)	$12,000	(7)	$318,692

H. MacGregor Clarke, Director and CFO (10)	2010	$212,308	$23,000	(11)	$--	$10,000	(12)	$9,000	(13)	$254,308
	2009	$154,615	$--		$--	$162,600	(14)	$7,875	(13)	$325,090

J. Michael Wolfe, COO	2010	$210,231	$36,000	(15)	$--	$8,750	(16)	$--		$254,981
	2009	$164,904	$--		$--	$14,000	(17)	$--		$178,904

(1)	Represents the aggregate grant date fair value of stock option awards, as computed in accordance with FASB ASC Topic 718.

(2)	Mr. Walker's compensation for service as a non-employee director from April 1, 2009 through January 14, 2010 is included in the Director Compensation Table.

(3)
Mr. Walker did not receive cash compensation for his service as Chief Executive Officer.  On January 14, 2010, he was granted 100,000 fully vested five year options to purchase shares of our common stock at an exercise price of $0.20 per share.

(4)	Mr. Perkins' compensation for his service as a non-employee director from January 15, 2010 through March 31, 2010 is included in the Director Compensation Table.

(5)	On July 8, 2009, Mr. Perkins was awarded a $36,000 bonus by the Board of Directors.

(6)
On September 10, 2009, Mr. Perkins was granted 50,000 options to purchase our common stock at an exercise price of $0.12 per share, which vest quarterly over a 2 year period.   On September 10, 2009, the exercise prices of 250,000 options, previously granted to Mr. Perkins and exclusive of the March 4, 2009 grant, were adjusted to $0.12 per share.  All of Mr. Perkins' options expire on February 1, 2015.

(7)	Pursuant to Mr. Perkins’ employment agreement, he received $1,000 per month for car expenses.

(8)	Pursuant to Mr. Perkins’ Separation Agreement, he received $58,192 in severance pay and the Company paid $2,395 for his insurance through COBRA.

(9)	On March 4, 2009, Mr. Perkins was granted 300,000 five year options to purchase our common stock at an exercise price of $0.18 per share, which vest quarterly over a 2 year period.

(10)	Mr. Clarke did not receive compensation for his service on the Board of Directors.

(11)	On July 8, 2009, Mr. Clarke was awarded a $23,000 bonus by the Board of Directors.

(12)
On September 10, 2009, Mr. Clarke was granted 50,000 five year options to purchase our common stock at an exercise price of $0.12 per share, which vest quarterly over a 2 year period.   On September 10, 2009, the exercise prices of 150,000 options, previously granted to Mr. Clarke and exclusive of the March 4, 2009 grant, were adjusted to $0.12 per share and the vesting schedules were unchanged.

(13)	In accordance with Mr. Clarke’s employment agreement, he was paid $750 per month for auto expenses.

(14)
On March 4, 2009, Mr. Clarke was granted 200,000 five year options to purchase our common stock at an exercise price of $0.18 per share, which vest quarterly over a 2 year period.  Per the Clarke Agreement, Mr. Clarke was granted 30,000 fully vested options to purchase the common stock of the Company on June 1, 2008 at an exercise price of $2.60 per share.  On July 1, 2008, Mr. Clarke was granted 60,000 options to purchase our common stock at an exercise price of $2.07 per share.  The vesting schedule for these options is 50% as of December 1, 2008 and 50% as of June 1, 2009.  The final grant of options per the Clarke Agreement was on October 1, 2008.  The grant was for 60,000 options to purchase common stock of the Company at an exercise price of $2.86 per share with a vesting schedule of 50% on December 1, 2009 and 50% on June 1, 2010.

(15)	On July 8, 2009, Mr. Wolfe was awarded a $36,000 bonus by the Board of Directors.

(16)
On September 10, 2009, Mr. Wolfe was granted 50,000 five year options to purchase our common stock at an exercise price of $0.12 per share, which vest quarterly over a 2 year period.   On September 10, 2009, the exercise prices of 125,000 options, previously granted to Mr. Wolfe on March 28, 2006, were adjusted to $0.12 per share.

(17)	On March 4, 2009, Mr. Wolfe was granted 175,000 five year options to purchase our common stock at an exercise price of $0.18 per share, which vest quarterly over a 2 year period.

The following table provides information with respect to the Named Executive Officers concerning unexercised stock options held by them at March 31, 2010.  All options granted to date to the Named Executive Officers are unexercised.

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)		Exercise Price per Share	Expiration Date
Jack J. Walker	10,000	--		$0.12	28-Mar-2011
Jack J. Walker	10,000	--		$0.12	22-Mar-2012
Jack J. Walker	23,000	--		$0.12	2-Jul-2013
Jack J. Walker	13,000	--		$0.12	23-Jul-2013
Jack J. Walker	30,750	10,250	(1)	$0.08	8-Jul-2014
Jack J. Walker	100,000	--		$0.20	14-Jan-2015
Jervis B. Perkins	262,500	37,500	(2)	$0.12	1-Feb-2015
Jervis B. Perkins	150,000	150,000	(3)	$0.18	1-Feb-2015
H. MacGregor Clarke	30,000	--		$0.12	1-Jun-2013
H. MacGregor Clarke	60,000	--		$0.12	1-Jul-2013
H. MacGregor Clarke	30,000	30,000	(4)	$0.12	1-Oct-2013
H. MacGregor Clarke	100,000	100,000	(3)	$0.18	4-Mar-2014
H. MacGregor Clarke	12,500	37,500	(2)	$0.12	10-Sep-2014
J. Michael Wolfe	125,000	--		$0.12	28-Mar-2011
J. Michael Wolfe	87,500	87,500	(3)	$0.18	4-Mar-2014
J. Michael Wolfe	12,500	37,500	(2)	$0.12	10-Sep-2014

(1)	Mr. Walker's unexercisable options vested after the March 31, 2010 fiscal year end as follows: 3,417 vested on April 31, 2010, 3,417 vested on May 31, 2010, and 3,146 vested on June 30, 2010.

(2)	The options granted on September 10, 2009 at an exercise price of $0.12 per share will vest quarterly over a 2 year period.

(3)	The options granted on March 4, 2009 at an exercise price of $0.18 per share will vest quarterly over a 2 year period.

(4)	Mr. Clarke's unexercisable options vested after the end of the fiscal year end on June 1, 2010.

Report of the Compensation Committee

Disclosure under this section is not required for a “smaller reporting company.”

Compensation Committee Interlocks and Insider Participation

 Disclosure under this section is not required for a “smaller reporting company.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors, and persons who own more than 10% of our common stock (herein collectively, our “Section 16 insiders”) to file with the SEC certain forms reporting their ownership and changes in beneficial ownership of our common stock and other equity with the SEC, and to furnish us with copies of these filings.

To our knowledge, based solely upon a review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that, during the fiscal year ended March 31, 2010, all such filings required to be made by our Section 16 insiders were timely filed in accordance with the requirements of the Exchange Act, with the following exceptions.  Mr. Barish became a 10% beneficial owner of AeroGrow on June 30, 2009 and his Form 3 was filed late on September 9, 2009.  Mr. Barish was elected to the Board of Directors on July 8, 2009 and his Form 4 was filed late on September 9, 2009.  As part of a bridge loan to AeroGrow, Mr. Barish was awarded warrants to purchase common stock on September 1, 2009 and the Form 4 was filed late on September 9, 2009.  Grey H. Gibbs, Chief Accounting Officer, was awarded options to purchase AeroGrow common stock on January 1, 2009 and the Form 4 was filed late on September 11, 2009.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Management is responsible for our internal controls and the financial reporting process. Eide Bailly LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee the financial reporting processes.

In this context, the Audit Committee reviewed and discussed the audited financial statements with both management and Eide Bailly LLP. Specifically, the Audit Committee has discussed with Eide Bailly LLP the matters required to be discussed by statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended and adopted by the Public Company Accounting Oversight Board.

Our board of directors received from Eide Bailly LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Eide Bailly LLP the issue of its independence from us.

Based on our board of directors’ review of the audited financial statements and its discussions with management and Eide Bailly LLP noted above, our board of directors recommended and approved the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2010.

THE AUDIT COMMITTEE

Michael D. Dingman, Jr., Chairman
Michael S. Barish
Jack J. Walker

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 15, 2010 regarding our common stock owned of record or known by the Company to be owned beneficially by: (i) each director, (ii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), (iii) all those known by the Company to beneficially own more than 5% of the Company’s common stock, and (iv) all directors and Named Executive Officers as a group.

In general, a person is deemed to be a “beneficial owner” of a security under SEC Rule 13d-3 if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares except as otherwise noted.  For purposes of calculating percent of class ownership, Shares of the Company’s common stock subject to warrants and stock options exercisable within 60 days of July15, 2010 are deemed outstanding for purposes of computing the percentage of the person holding such warrants and stock options but are not deemed outstanding for computing the percentage of any other person.

The table assumes a total of 12,650,605 shares of common stock outstanding and 7,586 shares of Series A preferred stock outstanding.  Unless otherwise indicated the address of each beneficial owner shown is c/o AeroGrow International, Inc., 6075 Longbow Drive, Suite 200, Boulder, Colorado 80301.

	Common Stock			Series A Preferred Stock
Name of Beneficial Owner	Number of Common Shares Beneficially Owned (1)	Number of Common Shares Acquirable Within 60 Days (2)	Percent of Class	Number of Series A Preferred Shares Beneficially Owned (1)	Number of Series A Preferred Shares Acquirable Within 60 Days (2)	Percent of Class	Percent Total Voting Power (3)

5% Stockholders

Jack J. Walker (4), (5)	32,748,253	32,523,845	72.49%	4,974	1,324	55.82%	36.52%
Lazarus Investment Partners LLLP (6)	27,041,898	26,539,042	69.00%	1,288	428	16.07%	9.50%
The Peierls Foundation, Inc. (7)	16,000,000	16,000,000	55.85%	-	-	-	-
Michael S. Barish (5)	9,144,275	8,991,110	42.25%	603	201	7.74%	4.28%
Chestnut Ridge Partners, LP (8)	6,000,000	6,000,000	32.17%	-	-	-	-
David Weiner (9)	5,000,000	5,000,000	28.33%	-	-	-	-
Mingkeda Industries Co., Ltd. (10)	4,135,000	4,125,000	24.65%	825	275	10.49%	5.46%
Alpha Capital Anstalt (11)	4,116,000	4,100,000	24.57%	800	400	10.02%	3.99%
The Angell Foundation (12)	4,000,000	4,000,000	24.02%	-	-	-	-
Max & Kathleen Duncan JTWROS (13)	2,000,000	4,000,000	24.02%	-	-	-	-
Porter Partners, LP (14)	4,000,000	4,000,000	24.02%	-	-	-	-
H. Leigh Severance (15)	3,032,328	2,912,950	19.48%	325	108	4.22%	2.38%
Kayue Electric Company Ltd. (16)	2,825,000	2,825,000	18.25%	565	188	7.27%	3.73%
J. Michael Wolfe (5), (17)	2,706,250	2,706,250	17.62%	270	90	3.52%	1.78%
Thunder Funding LLC (18)	2,500,000	2,500,000	16.50%	500	500	6.18%	-
Brio Capital, LP (19)	2,500,000	2,500,000	16.50%	-	-	-	-
Grad-Wurn LLC (20)	2,500,000	2,500,000	16.50%	-	-	-	-
E. Jeffrey Peierls (21)	2,400,000	2,400,000	15.95%	-	-	-	-
Brian Eliot Peierls (22)	2,400,000	2,400,000	15.95%	-	-	-	-
Jervis B. Perkins (5)	2,095,500	2,090,000	14.22%	303	101	3.94%	2.01%
Duncan Family Trust (23)	2,000,000	2,000,000	13.65%	-	-	-	-
J & T Meadows, Ltd. (24)	2,000,000	2,000,000	13.65%	-	-	-	-

Joint Glory International Limited (25)	1,925,010	1,862,505	13.26%	360	180	4.64%	1.90%
Jerome P. Lauffenburger (26)	1,661,334	1,521,000	11.72%	199	66	2.60%	1.59%
UD Ethel F. Peierls Charitable Lead Trust (27)	1,400,000	1,400,000	9.96%	-	-	-	-
Delaware Charter G&T Co. TTEE FBO Steven M. Bathgate IRA (28)	1,320,000	1,320,000	9.79%	-	-	-	-
Jerome P. Lauffenburger Family Trust (26)	1,000,000	1,000,000	7.33%	-	-	-	-
Delaware Charter Guarantee & Trust FBO: Alan Kurus, IRA (29)	1,000,000	1,000,000	7.33%	-	-	-	-
The Julia B. Donovan Trust (30)	1,000,000	1,000,000	7.33%	-	-	-	-
The Earl W. Sauder, LLC (31)	1,000,000	1,000,000	7.33%	-	-	-	-
David W. Fulker & Natalie Wolman JTWROS (32)	1,000,000	1,000,000	7.33%	-	-	-	-
Janice D. Bowen (33)	1,000,000	1,000,000	7.33%	-	-	-	-
Alvin R. Bonnette TTEE for Alvin R. Bonnette Rev. Trust dated 1/31/1985 (34)	1,000,000	1,000,000	7.33%	-	-	-	-
Michael Osterman (35)	1,000,000	1,000,000	7.33%	-	-	-	-
George F. Wood (36)	1,000,000	1,000,000	7.33%	-	-	-	-
Margaret Bathgate (37)	1,000,000	1,000,000	7.33%	-	-	-	-
Southwest Securities, Inc. FBO: Sharon L. Pitkin Trust, IRA Kimberly L. Lawrenz, Trustee (38)	1,000,000	1,000,000	7.33%	-	-	-	-
Lawrence Greenberg (39)	1,000,000	1,000,000	7.33%	-	-	-	-
J. Michael Wolfe & Cynthia M. Wolfe JTTEN (5), (17)	1,000,000	1,000,000	7.33%	-	-	-	-
H. MacGregor Clarke (5)	890,000	885,000	6.58%	112	37	1.47%	0.75%
Wildernest Logistics Solutions Inc. (40)	870,000	870,000	6.54%	174	58	2.52%	1.24%
Enable Capital Management LLC and affiliated holders (41)	840,000	840,000	6.23%	-	-	-	-
Optimal Joy Limited (42)	800,000	800,000	5.95%	160	80	2.09%	0.79%
Michael Donnelly (43)	700,000	700,000	5.36%	-	-	-	-

Directors

Jack J. Walker (4), (5)	32,748,253	32,523,845	72.49%	4,974	1,324	55.82%	36.52%
Michael S. Barish (5), (6)	9,144,275	8,991,110	42.25%	603	201	7.74%	4.28%
Jervis B. Perkins (5)	2,095,500	2,090,000	14.22%	303	101	3.94%	2.01%
H. MacGregor Clarke (5)	890,000	885,000	6.58%	112	37	1.47%	0.75%
Michael D. Dingman, Jr. (5)	113,000	113,000	0.89%	-	-	-	-

Named Executive Officers

Jack J. Walker (4), (5)	32,748,253	32,523,845	72.49%	4,974	1,324	55.82%	36.52%
J. Michael Wolfe (5)	2,706,250	2,706,250	17.62%	270	90	3.52%	1.78%
H. MacGregor Clarke (5)	890,000	885,000	6.58%	112	37	1.47%	0.75%

All AeroGrow Named Executive Officers and Directors as a Group (6 Persons)	47,697,278	47,309,205	79.55%	6,262	1,753	67.05%	45.45%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which include holding voting and investment power with respect to the securities.  Shares of common stock subject to preferred stock, options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.  Includes shares of common stock issuable upon conversion of Series A Convertible Preferred Stock.  Beneficial ownership is based on holdings known to the Company and may not include all shares of common stock beneficially owned but held in street name.

(2)
The number of shares acquirable within 60 days includes any preferred stock, options or warrants currently exercisable or exercisable within the next 60 days.  This number is included in the number of shares beneficially owned.  Includes shares of common stock issuable upon conversion of Series A Convertible Preferred Stock.

(3)
The percent total voting power is based on the number of preferred shares and common shares presently held that could be voted.  It does not include any exercisable options or warrants.  Includes shares of common stock issuable upon conversion of Series A Convertible Preferred Stock.

(4)
Mr. Walker’s beneficial ownership includes 475 shares of preferred stock and warrants to purchase 273 shares of preferred stock that are held of record by M&J Walker Charitable Remainder Trust, of which Mr. Walker is a controlling person.   Mr. Walker’s beneficial ownership also includes 100 shares of preferred stock, warrants to purchase 50 shares of preferred stock, and 76,122 shares of common stock held of record by March Trade & Finance, Inc. of which Mr. Walker is a controlling person.

(5)	The address of the beneficial owner is 6075 Longbow Dr., Suite 200, Boulder, CO 80301.
(6)
Beneficial ownership is based on holdings know to the Company and includes information provided in an Amendment to Schedule 13D as filed June 15, 2010.  Lazarus Investment Partners LLLP and its affiliates hold 860 shares of Series A preferred stock, warrants to purchase 428 shares of Series A preferred stock, 502,856 shares of common stock, and warrants to purchase 450,000 shares of common stock.  Lazarus Investment Partners LLLP’s address is 2401 East 2nd Avenue, #600, Denver, CO 80206.

(7)	The Peierls Foundation, Inc.'s address is US Trust Co. attn: John S. Kennedy, 114 W. 47th Street, New York, NY 10036.
(8)	Chestnut Partners, LP's address is 10 Forest Avenue, Paramus, NJ 07652.
(9)	Mr. Weiner's address is 12400 Ventura Blvd. #327, Studio City, CA 91604.
(10)	Mingkeda Industries Co. Ltd.’s address is 1825 Renmin E Road, Heshan City, Guangdong Province, China.
(11)	Alpha Capital Anstalt's address is c/o LH Financial Services Corp., 150 Central Park South, 2nd Floor, New York, NY 10019.
(12)	The Angel Foundation's address is 10880 Wilshire Blvd. #920, Los Angeles, CA 90024.
(13)	Mr. and Mrs. Duncan's address is 5322 Stonewall, Corpus Christi, TX 78413.
(14)	Porter Partners, LP's address is 300 Drakes Ldg. Rd., Ste. 175, Greenbrae, CA 94904.
(15)
Mr. Severance’s beneficial ownership includes 106 shares of preferred stock, warrants to purchase an additional 53 shares of preferred stock, and 57,709 shares of common stock held of record by H. Leigh Severance, Inc. Profit Sharing Plan and Trust, of which Mr. Severance is a controlling person. Mr. Severance’s beneficial ownership also includes 5 shares of preferred stock, warrants to purchase an additional 2 shares of preferred stock, and 3,335 shares of common stock held of record by H. Leigh Severance, Inc. Pension Plan and Trust, of which Mr. Severance is a controlling person.  Mr. Severance’s address is 14282 E. Caley Ave., Aurora, CO 80016.

(16)	Kayue Electric Company Ltd.’s address is Unit C, 19/F, Dragon Centre, 79 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong.

(17)
Mr. Wolfe's beneficial ownership includes a $50,000 promissory note that is convertible into 500,000 shares of common stock and is held jointly with his wife.  In addition, Mr. and Mrs. Wolfe jointly hold warrants to purchase an additional 500,000 shares of common stock.

(18)	Thunder Funding LLC's address is 11811 N. Tatum Blvd., Suite 1051, Phoenix, AZ 85028.
(19)	Brio Capital LP's address is 401 E. 34th St., Suite South 33C, New York, NY 10016.
(20)	Grad-Wurn LLC's address is 82 Alpine Way, Boulder, CO 80302.
(21)	Mr. Peierl's address is 73 South Holman Way, Golden, CO 80401.
(22)	Mr. Peierl's address is 7808 Harvestman Cove, Austin, TX 78731.
(23)	The Duncan Family Trust's address is 2003 Cordoba Ave., Kerrville, TX 78028.
(24)	J & T Meadows, Ltd.'s address is 3656 Encanto, Fort Worth, TX 76109.
(25)	Joint Glory International Limited's address is c/o Accelera Management (Singapore) Pte. Ltd., 16 Collyer Quay, #10-00 Hitachi Tower, Singapore 049318.
(26)	Mr. Lauffenburger’s address and that of the trust is 2095 Heritage Place, Erie, CO 80516.
(27)	UD Ethel F. Peierls Charitable Lead Trust's address is US Trust Co. attn: John S. Kennedy, 114 W. 47th Street, New York, NY 10036.
(28)	Delaware Charter G&T Co. TTEE FBO Steven M. Bathgate IRA's address is c/o GVC Capital LLC, 5350 S. Roslyn St., Suite 400, Greenwood Village, CO 80111.
(29)	Delaware Charter Guarantee & Trust FBO: Alan Kurus, IRA's address is 1201 Elm Street, Suite 3500, Dallas, TX 75270.
(30)	The Julia B. Donovan Trust's address is 2440 CR 44 West, Eustis, FL 32726.
(31)	The Earl W. Sauder, LLC's address is 2824 Hidden Lakes Dr., Emporia, KS 66801.
(32)	Mr. Fulker & Ms. Wolman's address is 1400 Mariposa Ave., Boulder, CO 80302.
(33)	Ms. Bowen's address is 313 Schreiner St., Kerrville, TX 78028.
(34)	Alvin R. Bonnette Rev. Trust's address is 181 East Dunstable Rd., Nashua, NH 03062.
(35)	Mr. Osterman's address is 2910 N. Lakeridge Trail, Boulder, CO 80302.
(36)	Mr. Wood's address is 55 Madison Street #680, Denver, CO 80206.
(37)	Ms. Bathgates' address is 6376 E. Tufts Ave, Englewood, CO 80111.
(38)	Southwest Securities, Inc. FBO Sharon L Pitkin Trust, IRA Kimberly L Lawrenz, Trustee's address is 1201 Elm Street #3500, Dallas, TX 75270.
(39)	Mr. Greenberg's address is 2371 Linden Dr., Boulder, CO 80304.
(40)	Wildernest Logistics Solutions, Inc.’s address is 3500 N Windsor Dr., Suite 400, Aurora, CO 80011.
(41)
As of December 31, 2008, based on information provided in Schedule 13G as filed February 11, 2009.  According to these filings, Enable Capital Management, LLC (“ECM”) is the beneficial owner of warrants to purchase up to 840,000 shares of our common stock.  ECM is located at One Ferry Building, Suite 255, San Francisco, CA 94111.  Mr. Mitchell S. Levine is the managing member and majority owner of ECM.  Mr. Levine’s address is One Ferry Building, Suite 255, San Francisco, CA 94111.  ECM acts as the general partner and/or investment manager of Enable Growth Partners, L.P.  Enable Growth Partners L.P. is located at One Ferry Building, Suite 255, San Francisco, CA 94111.

(42)	Optimal Joy Limited's address is c/o Accelera Management (Singapore) Pte. Ltd., 16 Collyer Quay, #10-00 Hitachi Tower, Singapore 049318.
(43)	Mr. Donnelly's address is c/o GVC Capital LLC, 5350 S. Roslyn St., Suite 400, Greenwood Village, CO 80111.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder Proposals

In lieu of an annual meeting of stockholders for the year ending March 31, 2011, our Majority Stockholders may submit a written consent in July 2011.  Any stockholder who wishes to present a proposal for action prior to the submission of a written consent and who wishes to have it set forth in the information statement prepared by us, must deliver such proposal to our Corporate Secretary at our principal executive offices, no later than March 1, 2011, in such form as is required under regulations promulgated by the Securities and Exchange Commission.

In the event that we hold an annual meeting of stockholders next year, any stockholder who wishes to present a proposal for consideration at the 2011 annual meeting of stockholders and who wishes to have it set forth in the proxy statement prepared by us, must deliver such proposal to our Corporate Secretary at our principal executive offices, no later than March 1, 2011, in such form as is required under regulations promulgated by the Securities and Exchange Commission.

Furthermore, in the event that we hold an annual meeting of stockholders next year, with respect to any proposal that is not submitted for inclusion in that proxy statement, but is instead sought to be presented directly at the annual meeting of stockholders, the stockholder must deliver or mail a notice of the stockholder proposal, together with all of the information and materials discussed below, to our Corporate Secretary, which notice must be received at our principal executive offices not earlier than December 1, 2010, and not later than January 30, 2011.

In order to be eligible to submit a stockholder proposal notice, the stockholder must be a stockholder of record at the time of giving the notice of the proposal and entitled to vote at the meeting. The stockholder proposal notice must set forth for each matter proposed to be brought before the meeting:

•
a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal regarding the amendment of either our Articles of Incorporation or Bylaws, the language of the proposed amendment;

•	the name and address, as they appear on our books, of the stockholder proposing such business;

•
a representation of the stockholder as to the class and number of shares of our capital stock that are beneficially owned by such stockholder, and the stockholder’s intent to appear in person or by proxy at the meeting to propose such business;

•
a list of the names and addresses of other beneficial owners of shares of our capital stock, if any, with whom such stockholder is acting in concert, and the number of shares of each class of our capital stock beneficially owned by each such beneficial owner; and

•	any material interest of the stockholder in such proposal or business.

Within fourteen days after the stockholder proposal notice, together with all of the information and materials discussed immediately above, has been submitted to our Corporate Secretary, our Corporate Secretary and board of directors will determine whether the items submitted are in the form and within the time indicated and will provide notice in writing to the person submitting the stockholder proposal of their determination. In the event that the stockholder fails to submit a required item in the form and within the time indicated, Securities and Exchange Commission rules permit our management to vote proxies in its discretion on the matter at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC.  You may obtain such SEC filings from the SEC’s website at http://www.sec.gov.  You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

CONCLUSION

As a matter of regulatory compliance, we are providing this Information Statement to you in order to describe the purpose and effect of the above actions.  Your consent to the above actions is not required and is not being solicited in connection with these actions.  This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/Jack J. Walker
Jack J. Walker
Chairman of the Board, President and Chief Executive Officer

Boulder, Colorado
July 28, 2010

Appendix A
AEROGROW INTERNATIONAL, INC.

2005 EQUITY COMPENSATION PLAN

SECTION 1.    PURPOSE

 This plan shall be known as the “AeroGrow International, Inc. 2005 Equity Compensation Plan” (the “Plan”). The purpose of the Plan is to promote the interests of AeroGrow International, Inc. (the “Company”) and the Company’s stockholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2.    DEFINITIONS

 As used in the Plan, the following terms shall have the meanings set forth below:

 (a)         “AWARD” shall mean any Option or Restricted Share Award granted under the Plan to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

 (b)         “AWARD AGREEMENT” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

 (c)         “BOARD” shall mean the board of directors of the Company.

 (d)         “CHANGE IN CONTROL” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

  (i)       An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company;

  (ii)       The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election or nomination for election by the Company’s stockholders of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

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(iii)         Approval by stockholders of the Company of:

  (A)         A merger, consolidation or reorganization involving the Company, unless,

  (1)        The stockholders of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

  (2)        The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

  (3)         No Person (other than the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company or the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities.

  (B)         A complete liquidation or dissolution of the Company; or

  (C)        An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

 (e)         “CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

 (f)         “COMMITTEE” shall mean a committee of the Board which shall eventually be composed entirely of Non-Employee Directors, each of whom shall be a “Non-Employee Director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code.

 (g)         “CONSULTANT” shall mean any consultant to the Company.

 (h)         “DIRECTOR” shall mean a member of the Board.

 (i)         “EMPLOYEE” shall mean a current or prospective officer or employee of the Company.

 (j)         “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

 (k)        ”FAIR MARKET VALUE” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the Nasdaq SmallCap Market, or any other exchange or quotation system on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

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(l)         “INCENTIVE STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

 (m)        ”NON-QUALIFIED STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 or 8 of the Plan and is not intended to be an Incentive Stock Option.

 (n)         “NON-EMPLOYEE DIRECTOR” shall mean a member of the Board who is not an officer or employee of the Company.

 (o)         “OPTION” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

 (p)         “OPTION PRICE” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

 (q)         “PARTICIPANT” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

 (r)         “PERSON” shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

 (s)         “RESTRICTED SHARE” shall mean any Share granted under Section 7 or 8 of the Plan.

 (t)         “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

 (u)         “SECTION 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

 (v)         “SECTION 162(M)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

 (w)          ”SHARES” shall mean shares of the common stock, $0.001 par value, of the Company.

SECTION 3.    ADMINISTRATION

3.1    Authority of Committee . The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Directors who are members of the Committee, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 11 hereunder to amend or terminate the Plan.

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3.2    Committee Discretion Binding . Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Participant and any holder or beneficiary of any Award.

3.3    Action by the Committee . The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.4    Delegation . Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such section.

3.5    No Liability . No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4.    SHARES AVAILABLE FOR AWARDS

4.1    Shares Available . Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 13,505,000, which includes 195,131 Shares with respect to which awards under the AeroGrow International, Inc. 2003 Stock Option Plan (“2003 Plan”) were authorized but not granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 2003 Plan, as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or canceled without the delivery of Shares under the terms of the 2003 Plan after the effective date of this Plan. The number of Shares to which Awards may be granted under the Plan may not be increased unless such increase is approved by at least a majority of the outstanding Shares.

If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

4.2    Adjustments . In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

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4.3    Sources of Shares Deliverable Under Awards . Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares that have been reacquired by the Company.

SECTION 5.    ELIGIBILITY

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 8.1.

SECTION 6.    STOCK OPTIONS

6.1    Grant . Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options or Non-Qualified Stock Options or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option related thereto is granted) of the Shares with respect to which all Incentive Stock Options related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Company) exceeds $100,000 (or such higher amount as is permitted in the future under Section 422(d) of the Code), such Options shall be treated as Non-Qualified Stock Options.

6.2    Price . The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. The Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 11 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the canceled Options.

6.3    Term . Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option that relates to such Option shall be exercisable after the expiration of five (5) years from the date such Option was granted.

6.4    Exercise .

  (a)         Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

  (b)         The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

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 (c)         An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

  (d)        Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise, together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by (i) delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes, or (ii) any other exercise method (including attestation of shares) approved by the Committee. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

6.5    Ten Percent Stock Rule . Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company, then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7.    RESTRICTED SHARES

7.1    Grant .

  (a)         Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Shares shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

  (b)         Each Restricted Share made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share Award. The Award Agreement for employees may set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share Awards.

7.2    Delivery of Shares and Transfer Restrictions . At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless any restrictive conditions set forth in the Award Agreement relating to the Restricted Share Award are met. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.

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7.3    Termination of Restrictions . At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, other than any legends required by applicable securities laws, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

SECTION 8.    DIRECTOR AWARDS

8.1    Awards to Non-Employee Directors . The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options or Restricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

8.2    Awards of Restricted Shares to Directors . Grants of Restricted Shares to Directors in lieu of cash stipends, in whole or in part, shall have no minimum vesting period or restrictive period as may be determined in the sole discretion of the Committee.

SECTION 9.    TERMINATION

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment, consulting arrangement or directorship with the Company, including a termination by the Company with or without cause, by a Participant voluntarily, or by reason of death, disability or retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

SECTION 10.    CHANGE IN CONTROL

Upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted.

SECTION 11.    AMENDMENT AND TERMINATION

11.1    Amendments to the Plan . The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply; provided that any such waiver, amendment, alteration, suspension, discontinuance or termination that would adversely affect the rights of any Participants, or any holder or beneficiary, under any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

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11.2    Amendments to Awards . Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participants, or any holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

11.3    Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events . The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 12.    GENERAL PROVISIONS

12.1    Limited Transferability of Awards . Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

12.2    Dividend Equivalents . In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares.

12.3    No Rights to Awards . No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

12.4    Share Certificates . All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.5    Withholding . A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

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12.6    Award Agreements . Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

12.7    No Limit on Other Compensation Arrangements . Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares or other types of Awards provided for hereunder.

12.8    No Right to Employment . The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

12.9    No Rights as Stockholder . Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

12.10    Governing Law . The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Colorado without giving effect to conflicts of laws principles.

12.11    Severability . If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.12    Other Laws . The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

12.13    No Trust or Fund Created . Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

12.14    No Fractional Shares . No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

12.15    Headings . Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

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SECTION 13.    TERM OF THE PLAN

13.1    Effective Date . The Plan shall be effective as of August 30, 2005.

13.2    Expiration Date . No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

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